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                                                                   Exhibit 10.24




                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


                           dated as of       , 2004

                                      among


                            AFC FUNDING CORPORATION,

                                   as Seller,


                         AUTOMOTIVE FINANCE CORPORATION,

                                  as Servicer,


                          FAIRWAY FINANCE COMPANY, LLC
                    and such other entities from time to time
                       as may become Purchasers hereunder,

                              HARRIS NESBITT CORP.,

                              as the initial Agent
             and as Purchaser Agent for Fairway Finance Company, LLC

                                       and

                           XL CAPITAL ASSURANCE INC.,

                                   as Insurer




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                                TABLE OF CONTENTS

                                                                                                PAGE
ARTICLE I.     AMOUNTS AND TERMS OF THE PURCHASES.................................................1

         Section 1.1.   Purchase Facility.........................................................1
         Section 1.2.   Making Purchases..........................................................2
         Section 1.3.   Participation Computation.................................................3
         Section 1.4.   Settlement Procedures.....................................................4
         Section 1.5.   Fees.....................................................................10
         Section 1.6.   Payments and Computations, Etc...........................................11
         Section 1.7.   Dividing or Combining Portions of the Investment of any Revolving
                          Participation..........................................................11
         Section 1.8.   Increased Costs..........................................................11
         Section 1.9.   [Reserved]...............................................................12
         Section 1.10.  Requirements of Law......................................................12
         Section 1.11.  Inability to Determine Eurodollar Rate...................................13
         Section 1.12.  Additional and Replacement Purchasers, Increase in Revolving
                          Purchase Limit.........................................................13
         Section 1.13.  Rights of Subrogation....................................................15
         Section 1.14.  [*]......................................................................15
         Section 1.15.  [*]......................................................................16

ARTICLE II.    REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS.....................16

         Section 2.1.   Representations and Warranties; Covenants................................16
         Section 2.2.   Termination Events.......................................................17

ARTICLE III.   INDEMNIFICATION...................................................................17

         Section 3.1.   Indemnities by the Seller................................................17
         Section 3.2.   Indemnities by AFC.......................................................19
         Section 3.3.   Indemnities by Successor Servicer........................................20

ARTICLE IV.    ADMINISTRATION AND COLLECTIONS....................................................21

         Section 4.1.   Appointment of Servicer..................................................21
         Section 4.2.   Duties of Servicer; Relationship to Backup Servicing Agreement...........22
         Section 4.3.   Deposit Accounts; Establishment and Use of Certain Accounts..............23
         Section 4.4.   Enforcement Rights.......................................................25
         Section 4.5.   Responsibilities of the Seller...........................................26
         Section 4.6.   Servicing Fee............................................................26


                                      -i-
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                                    TABLE OF CONTENTS
                                       (continued)

                                                                                                PAGE

         Section 4.7.   [*]......................................................................26

ARTICLE V.     THE AGENTS........................................................................26

         Section 5.1.   Appointment and Authorization............................................26
         Section 5.2.   Delegation of Duties.....................................................27
         Section 5.3.   Exculpatory Provisions...................................................28
         Section 5.4.   Reliance by Agents.......................................................28
         Section 5.5.   Notice of Termination Date...............................................29
         Section 5.6.   Non-Reliance on Agent, Purchaser Agents and Other Purchasers.............29
         Section 5.7.   Agent, Purchaser Agents and Purchasers...................................29
         Section 5.8.   Indemnification..........................................................30
         Section 5.9.   Successor Agent..........................................................30

ARTICLE VI.    MISCELLANEOUS.....................................................................30

         Section 6.1.   Amendments, Etc..........................................................30
         Section 6.2.   Notices, Etc.............................................................31
         Section 6.3.   Assignability............................................................31
         Section 6.4.   Costs, Expenses and Taxes................................................33
         Section 6.5.   No Proceedings; Limitation on Payments...................................33
         Section 6.6.   Confidentiality..........................................................34
         Section 6.7.   GOVERNING LAW AND JURISDICTION...........................................34
         Section 6.8.   Execution in Counterparts................................................35
         Section 6.9.   Survival of Termination..................................................35
         Section 6.10.  WAIVER OF JURY TRIAL.....................................................35
         Section 6.11.  Entire Agreement.........................................................35
         Section 6.12.  Headings.................................................................35
         Section 6.13.  Liabilities of the Purchasers............................................35
         Section 6.14.  Policy Termination Date..................................................36
         Section 6.15.  Tax Treatment............................................................36
         Section 6.16.  Status of Allete.........................................................36

EXHIBIT I      DEFINITIONS......................................................................I-1
EXHIBIT II     CONDITIONS OF PURCHASES.........................................................II-1
EXHIBIT III    REPRESENTATIONS AND WARRANTIES.................................................III-1
EXHIBIT IV     COVENANTS.......................................................................IV-1
EXHIBIT V      TERMINATION EVENTS...............................................................V-1
EXHIBIT VI     PORTFOLIO CERTIFICATE...........................................................VI-1


                                      -ii-
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                                    TABLE OF CONTENTS
                                       (continued)

                                                                                                PAGE

EXHIBIT VII    PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS...........................VII-1

SCHEDULE I     CREDIT AND COLLECTION POLICY.....................................................I-1
SCHEDULE II    DEPOSIT BANKS AND DEPOSIT ACCOUNTS..............................................II-1
SCHEDULE III   TRADE NAMES....................................................................III-1
SCHEDULE IV    ELIGIBLE CONTRACTS..............................................................IV-1
SCHEDULE V     TAX MATTERS......................................................................V-1
SCHEDULE VI    COMPETITOR FINANCIAL INSTITUTIONS...............................................VI-1

ANNEX A        FORM OF PURCHASE NOTICE
ANNEX B        FORM OF SERVICER REPORT
ANNEX C        FORMS OF JOINDER AGREEMENTS







                                     -iii-
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                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

       This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, originally dated as of December 31, 1996, amended and restated as of May 31, 2002 and as of June __, 2004 (as further amended, supplemented or otherwise modified from time to time, the "AGREEMENT") is entered into among AFC FUNDING CORPORATION, an Indiana corporation, as seller (the "SELLER"), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation ("AFC"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company ("FAIRWAY"), as initial purchaser (together with its successors and permitted assigns and such other entities as may become party hereto from time to time as purchasers, the "PURCHASERS"), HARRIS NESBITT CORP., a Delaware corporation ("HARRIS NESBITT") as agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the "AGENT") and as Purchaser Agent for Fairway (in such capacity, together with its successors and assigns and such other financial institutions as may become party hereto from time to time each as a purchaser agent, a "PURCHASER AGENT") and XL CAPITAL ASSURANCE INC., a New York stock insurance company (the "INSURER").

       PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

       Fairway, the Agent, the Seller, the Servicer and the Insurer are party to that certain Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2002 (the "ORIGINAL AGREEMENT"), pursuant to which the Seller has sold, transferred and assigned an undivided variable percentage interest in a pool of receivables, and Fairway has acquired such undivided variable percentage interest.

       The parties hereto wish to amend and restate the Original Agreement in its entirety in order to make certain changes set forth herein.

       In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

       Section 1.1. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, (i) each Revolving Purchaser hereby agrees to purchase and make reinvestments of undivided percentage ownership interests with regard to its Participation from the Seller from time to time (but not on a Purchaser Termination Day for such Revolving Purchaser) during the period from the date hereof or the date set forth in the Joinder Agreement to which it is a party, as applicable, to the Termination Date and (ii) each Term Purchaser hereby agrees to make a purchase with regard to its Participation from Seller on the date set forth in the Joinder Agreement to which it is

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a party. Under no circumstances shall any (A) Revolving Purchaser make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, (1) the aggregate outstanding Insured Investment of all Revolving Purchasers would exceed the Revolving Insured Purchase Limit, (2) the aggregate outstanding Uninsured Investment of all Revolving Purchasers would exceed the Revolving Uninsured Purchase Limit, (3) the aggregate Insured Investment of such Revolving Purchaser would exceed its Maximum Insured Commitment or (4) the aggregate Uninsured Investment of such Revolving Purchaser would exceed its Maximum Uninsured Commitment; or (B) Purchaser make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Insured Investment of all Purchasers would exceed the Maximum Insured Amount. For the avoidance of doubt, nothing in CLAUSE (B) of the preceding sentence shall be construed to prevent any Purchaser from making a purchase which increases such Purchaser's Uninsured Investment if such purchase would be permitted by CLAUSE (A) of such sentence and the other terms and conditions hereof.

         (b) The Seller may, upon at least 30 days' notice to the Agent, the Purchaser Agents, the Servicer, the Backup Servicer and the Insurer, terminate the purchase facility provided in SECTION 1.1(A)(I) in whole or, from time to time, irrevocably reduce in part the unused portion of the Revolving Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $1,000,000, or an integral multiple of $500,000 in excess thereof and shall not reduce the Revolving Purchase Limit below $100,000,000. Any reductions in the Revolving Purchase Limit shall reduce the Revolving Uninsured Purchase Limit and the Revolving Insured Purchase Limit ratably according to the unused portions thereof. Any such reductions shall be applied pro rata to Maximum Uninsured Commitments and the Maximum Insured Commitments of the Revolving Purchasers. Notwithstanding the foregoing, such commitment reductions may be applied solely to the Revolving Uninsured Purchase Limit or the Revolving Insured Purchase Limit if each of the Agent and the Insurer has provided its prior written consent thereto.

         Section 1.2. MAKING PURCHASES. (a) Each purchase (but not reinvestment) of undivided ownership interests with regard to any Participation of any Revolving Purchaser hereunder shall be made upon the Seller's irrevocable written notice in the form of ANNEX A delivered to the Agent (who will forward such notice to the applicable Purchaser Agent) and the Insurer in accordance with SECTION 6.2 (which notice must be received by such Purchaser Agent prior to 11:00 a.m., Chicago time) on the Business Day immediately preceding the date of such proposed purchase. Each such notice of any such proposed purchase shall specify the desired amount and date of such purchase and the desired duration of the initial Yield Period for the related Portion of the Investment of such Participation; PROVIDED each proposed purchase shall be in the amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof. Each Purchaser Agent shall select the duration of such initial Yield Period with respect to the Portion of the Investment funded by the Purchaser(s) for which it is acting as Purchaser Agent and each subsequent Yield Period in connection with such Portion of Investment in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences. Each purchase of undivided ownership interests with regard to any Participation of any Term Purchaser shall be made in accordance with the terms set forth in the related Joinder Agreement.

         (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Participation of any Revolving Purchaser, such Revolving Purchaser

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shall, subject to SECTION 1.1(A) and the satisfaction of the applicable conditions set forth in EXHIBIT II hereto, make available to its Purchaser Agent (at its address set forth on the signature pages hereto or of the applicable Joinder Agreement), in same day funds, an amount equal to its Revolving Share of the amount of such purchase. Upon receipt of such funds, such Purchaser Agent shall make such funds immediately available to the Seller at such office.

       On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Participation of any Term Purchaser, such Term Purchaser shall, subject to SECTION 1.1(A) and the satisfaction of the applicable conditions set forth in EXHIBIT II hereto and (if applicable) set forth in the related Joinder Agreement, make available to its Purchaser Agent (at its address set forth on the signature pages hereto or of the applicable Joinder Agreement) the amount of such purchase in same day funds, and after such Purchaser Agent's receipt of such funds, such Purchaser Agent shall make such funds immediately available to the Seller at such office.

       (c) The Seller hereby sells and assigns to the Agent, for the benefit of the Secured Parties, an undivided percentage ownership interest equal to the Aggregate Participation in (i) each Pool Receivable then existing and thereafter arising, (ii) all Related Security with respect to such Pool Receivables, and
(iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

       (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement, the Insurance Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, including to secure the obligation of the Servicer that Collections be applied to the Participations as provided in this Agreement, the Seller hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Seller's right, title and interest (including, without limitation, any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Pool Receivable, (D) the Deposit Accounts, the Liquidation Account and the Cash Reserve Account and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing the Deposit Accounts, the Liquidation Account and the Cash Reserve Account, all amounts on deposit therein, all investments (including any investment property) made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (E) all rights of the Seller under the Purchase and Sale Agreement, and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Agent, for the benefit of the Secured Parties, shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available under this Agreement, all the rights and remedies of a secured party under any applicable UCC.

       Section 1.3. PARTICIPATION COMPUTATION. Each Participation shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, each Participation shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. Each Participation, as computed (or deemed recomputed) as

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of the day immediately preceding the Termination Date, shall thereafter remain constant. The Participations shall all become zero when the aggregate Investment and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder, under the Insurance Agreement and under any other Transaction Documents to the Purchasers, the Purchaser Agents, the Insurer, the Agent, and any other Indemnified Party or Affected Person are paid in full and the Servicer shall have received the accrued Servicing Fee.

       Section 1.4. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Date or Revolving Paydown Day and current computations of the Participations.

       (b) ALLOCATION OF COLLECTIONS. The Servicer shall segregate and hold all Collections in trust for the benefit of the Seller, the Purchasers, the Insurer and the other Secured Parties and, within one Business Day of the receipt (or deemed receipt) of Collections of Pool Receivables by the Seller or Servicer, deposit such Collections into a Deposit Account. With respect to the allocations set forth below, (x) each Purchaser with both an Insured Investment and an Uninsured Investment shall be treated as two separate Purchasers for purposes of separately tracking such allocations and (y) if amounts are set aside for particular items in accordance with the priorities set forth below, such amounts shall be segregated in the Liquidation Account to be used solely for the purposes, and in accordance with the priority, for which such amounts were allocated (by way of example, funds set aside for Senior Discount/Fees for a Purchaser and deposited into the Liquidation Account shall not be used to pay any additional Discount payable to such Purchaser and funds set aside with respect to any Insured Investment shall not be used to pay any amounts with respect to any Uninsured Investment). With respect to such Collections, on the day deposited into the Deposit Accounts:

              (i) ALLOCATION OF SELLER'S SHARE OF COLLECTIONS PRIOR TO TERMINATION DATE. If such day is not a Termination Day, out of the Seller's Share of Collections, the Servicer shall FIRST, remit to the Servicer any accrued and unpaid Servicing Fees, SECOND, deposit into the Cash Reserve Account an amount up to the excess of the Cash Reserve over the amount on deposit in the Cash Reserve Account and THIRD, remit to the Seller the remainder of such Collections; PROVIDED, HOWEVER, that during the continuation of an ADESA Financial Covenant Event, all remaining Collections which would otherwise be distributed to the Seller under CLAUSE THIRD shall be transferred to the Liquidation Account and withdrawn therefrom solely to reinvest in Pool Receivables or for distribution in accordance with SECTION 1.4(C)(III) if the Termination Date has occurred.

              (ii) ALLOCATIONS OF PURCHASERS' SHARE OF COLLECTIONS PRIOR TO TERMINATION DATE. If such day is not a Termination Day, out of the Purchasers' Share of such Collections in the Deposit Accounts, FIRST the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Insurer, an amount equal to the Premium accrued through such day and not previously transferred to the Liquidation Account; SECOND, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the applicable Purchasers, an amount equal to any Senior Discount/Fees for all Purchasers accrued through such day and not previously transferred

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       to the Liquidation Account; THIRD, the Servicer shall transfer to the
       Liquidation Account, and the Agent shall hold therein for the benefit of the Servicer and the Backup Servicer (ratably in proportion to the respective amounts owed to each but after giving effect to the allocation set forth in CLAUSE FIRST of SECTION 1.4(B)(I)) an amount equal to the Unaffiliated Servicing Fees and Capped Backup Servicing Fees (if any) accrued through such day and not previously transferred to the Liquidation Account; FOURTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Backup Servicer, an amount equal to the Transition Expenses (if any) invoiced to the Servicer and not previously transferred to the Liquidation Account; FIFTH, if the amount on deposit in the Cash Reserve Account on such day is less than the Cash Reserve (after giving effect to the allocation set forth in CLAUSE SECOND of SECTION 1.4(B)(I)), the Servicer shall transfer to the Cash Reserve Account funds sufficient to increase the amount on deposit therein to equal the Cash Reserve; SIXTH, remaining amounts shall be applied in accordance with SECTION 1.4(G) (if such day is a Purchaser Termination Day for any Purchaser); SEVENTH, remaining amounts shall be applied in accordance with SECTION 1.4(F) (if a voluntary paydown of Investment pursuant to such SECTION 1.4(F) is being made on such day); EIGHTH, remaining amounts shall be applied in accordance with SECTION 1.4(H) (if such day is a Revolving Paydown Day); NINTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the applicable Purchasers, an amount equal to the sum of the Discount and Program Fees accrued through such day and not previously transferred to the Liquidation Account, in each case, to the extent not transferred pursuant to CLAUSE SECOND above; TENTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the applicable Persons (ratably in proportion to the respective amounts owed to each such Person) for the account of any Indemnified Party that is owed any amounts hereunder, under the Insurance Agreement or under any other Transaction Document not consisting of Discount, Investment, Program Fees or Premium (but including any Backup Servicing Fees accrued through such day and not previously transferred to the Liquidation Account pursuant to CLAUSE THIRD above), an amount equal to the sum of such amounts; ELEVENTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Servicer, any accrued but unpaid Servicing Fees due to the Servicer (after giving effect to the prior allocations set forth in SECTION 1.4(B)(I) and this SECTION 1.4(b)(ii)); TWELFTH, the Servicer shall apply remaining amounts to reinvest in Pool Receivables and in the Related Security; and THIRTEENTH, the Servicer shall release all remaining amounts to the Seller (but only to the extent no Revolving Paydown Day exists or would result from such distribution), PROVIDED, HOWEVER, that during the continuation of an ADESA Financial Covenant Event, any remaining amounts shall be transferred to the Liquidation Account and withdrawn therefrom solely to reinvest in Pool Receivables or for distribution in accordance with SECTION 1.4(C)(III) if the Termination Date has occurred; and

              (iii) ALLOCATION OF COLLECTIONS ON A TERMINATION DAY. If such day is a Termination Day, the Servicer shall transfer to the Liquidation Account all Collections in the Deposit Accounts.

       (c) DISTRIBUTIONS FROM LIQUIDATION ACCOUNT. Funds being held on deposit in the Liquidation Account shall be distributed by the Agent as follows:

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              (i) DISTRIBUTION OF DISCOUNT, PROGRAM FEES AND INVESTMENT PRIOR TO
       TERMINATION DATE. On each Settlement Date that is not a Termination Day, amounts set aside in the Liquidation Account for a particular Purchaser with respect to Discount, Program Fees and Investment shall be paid to the applicable Purchaser's Account of such Purchaser on the applicable Yield Period End Date or Fee Payment Date for such amounts;

              (ii) [Reserved.]

              (iii) DISTRIBUTIONS ON AND FOLLOWING THE TERMINATION DATE. On each Draw Date on and after the Termination Date, all Collections held on deposit in the Liquidation Account shall be applied as follows: FIRST, to the Servicer and the Backup Servicer (ratably in proportion to the respective amounts owed to each) the sum of the Unaffiliated Servicing Fees and Capped Backup Servicing Fees (if any) for the prior calendar month; SECOND, the Agent shall transfer to the Insurer (or the Agent, if the Insurer is not the Control Party) an amount equal to any accrued and unpaid Enforcement Costs; and THIRD, the Agent shall, for the benefit of each Purchaser, apply each Purchaser's Investment Share of all remaining amounts in the following priority: (A) to the Insurer's Account in payment of unreimbursed draws (if any) made under the Policy and Insurer Advances (plus interest thereon at the rate specified in the Insurance Agreement) in respect of the Senior Discount/Fees of such Purchaser's Investment and such Purchaser's pro rata share (based on such Purchaser's Insured Investment) of all accrued and unpaid Premium; (B) pro rata to each Purchaser's Account an amount equal to all Senior Discount/Fees payable on such Draw Date to such Purchaser; (C) to the Backup Servicer or any applicable successor Servicer, an amount equal to such Purchaser's Investment Share of the sum of the invoiced but unpaid Transition Expenses (if any) and any Backup Servicing Fees (if any) for the prior calendar month to the extent not paid pursuant to CLAUSE FIRST above; (D) pro rata to such Purchaser's Account an amount equal to such Purchaser's outstanding Investment (PROVIDED, that at all times prior to the payment in full of all outstanding Investment of all Term Purchasers, all amounts that would otherwise be distributable to any Revolving Purchaser pursuant to this CLAUSE (D) shall instead be distributed ratably to each Term Purchaser, based on the ratio of (x) such Term Purchaser's Investment to
       (y) the sum of the aggregate Investment for all Term Purchasers, in each case determined as of the Termination Date); (E) to the Insurer's Account in satisfaction of unreimbursed draws (if any) made under the Policy and Insurer Advances (plus interest thereon at the rate specified in the Insurance Agreement) in respect of such Purchaser's Investment; (F), to such Purchaser's Account in an amount equal to the sum of all other accrued and unpaid Discount and Program Fees (to the extent not paid pursuant to CLAUSE (B) above); and (G) to the Servicer an amount equal to such Purchaser's Investment Share of any accrued and unpaid Servicing Fees due to the Servicer (if the Servicer is AFC or one of its Affiliates);

              (iv) DISTRIBUTIONS OF PREMIUM AND INDEMNIFIED AMOUNTS. On each Premium Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Insurer pursuant to SECTIONS 1.4(B)(II) and 1.4(C)(III) in respect of accrued and unpaid Premium for the prior calendar month shall be paid to the Insurer's Account and on each Draw Date, Collections on deposit in the Liquidation Account for the benefit of an

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       Indemnified Party pursuant to SECTION 1.4(B)(II) shall be paid to the applicable Indemnified Party as directed by such Indemnified Party;

              (v) DISTRIBUTIONS OF SERVICING FEES. On each Servicer Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Servicer pursuant to SECTIONS 1.4(B)(I), 1.4(B)(II) and 1.4(C)(III) for the prior calendar month shall be paid as the Servicer shall direct; and

              (vi) DISTRIBUTION OF BACKUP SERVICING FEES AND TRANSITION EXPENSES. On each Backup Servicer Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Backup Servicer pursuant to SECTIONS 1.4(b)(ii) and 1.4(C)(III) shall be paid to the Backup Servicer.

              (vii) FINAL PAYOFF DATE DISTRIBUTIONS. If the Investment and accrued Discount with respect to each Portion of Investment of each Purchaser have been reduced to zero, there are no outstanding unreimbursed draws under the Policy, unreimbursed Insurer Advances or interest due with respect thereto or Premium due, and all accrued Unaffiliated Servicing Fees (if any) have been paid in full, any amount remaining in the Liquidation Account after the application of CLAUSES
       (I)-(VI) above shall be distributed to the Purchasers, the Insurer, the Agent, the Backup Servicer, any successor Servicer, the Purchaser Agents and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto hereunder or under the Insurance Agreement or any other Transaction Document (ratably in proportion to the respective amounts owed to each such Person).

              (viii) REALLOCATIONS UPON RESUMPTION OF REINVESTMENTS FOLLOWING TERMINATION DATE. Notwithstanding anything herein to the contrary, if any Termination Date (if the Termination Date was declared by the Control Party pursuant to SECTION 2.2) is waived in accordance with SECTION 6.1, then all Collections that are then held on deposit in the Liquidation Account for distribution pursuant to SECTION 1.4(C)(III) above shall instead be reallocated in accordance with SECTION 1.4(B) as if such Collections had been received in the Deposit Accounts on the day such waiver becomes effective.

       (d) DISTRIBUTIONS FROM PURCHASER ACCOUNTS. Upon receipt of funds deposited into any Purchaser's Account pursuant to SECTION 1.4(C) with respect to such Purchaser's Participation, the applicable Purchaser Agent shall cause such funds to be distributed to the applicable Purchaser for application in accordance with the priorities set forth in SECTION 1.4(C). If a Purchaser so directs, any of the foregoing payments owed to such Purchaser may be paid to its Purchaser Agent on its behalf.

       (e) DILUTIONS. For the purposes of this SECTION 1.4:

              (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any discount, rebate or other adjustment made by the Originator, Seller or Servicer, or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

              (ii) if on any day any of the representations or warranties in PARAGRAPHS A.(G) or A.(O) of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

              (iii) except as provided in PARAGRAPH (I) or (II) of this SECTION 1.4(E), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied in accordance with the Contract with such Obligor and the Credit and Collection Policy; and

              (iv) if and to the extent any Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Secured Party shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

       (f) VOLUNTARY PAYDOWN OF INVESTMENT. If at any time the Seller shall wish to cause the reduction of the aggregate of the Investment of the Participations of the Revolving Purchasers or the Term Purchasers (in the case of clause (iv) below), the Seller may do so as follows:

              (i) the Seller shall give each Purchaser Agent, the Insurer, the Agent, the Servicer and the Backup Servicer at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

              (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause the remainder of the Purchasers' Share of Collections (after giving effect to allocations of more senior priority items under SECTION 1.4(B)(II)) to be transferred to the Liquidation Account and the Agent shall hold therein such amounts for the benefit of the Purchasers until the aggregate amount thereof not so reinvested shall equal the desired amount of reduction,

              (iii) all Collections set aside pursuant to SUBSECTION (II) above shall be allocated to repay the outstanding Investment of the Revolving Purchasers ratably according to their respective Revolving Purchaser Percentages,

              (iv) notwithstanding the foregoing CLAUSE (III), with the prior written consent of the Control Party and subject to any applicable restrictions set forth in any applicable Joinder Agreement, the Seller may (A) allocate all or a portion of the Collections set aside pursuant to SUBSECTION (II) above to repay the outstanding Investment of the Term Purchasers ratably according to their outstanding Investments or (B) allocate the proceeds of any purchase under SECTION 1.2 to the repayment of the outstanding Investments of the Term Purchasers,

              (v) on each Yield Period End Date with respect to any Portion of Investment of any Purchaser, the amount(s) allocated to such Purchaser pursuant to SUBSECTIONS (III) or (IV) above shall be paid to such Purchaser's Purchaser's Account in accordance with SECTION 1.4(C)(I); PROVIDED, that upon the occurrence of the Termination Date, all Collections set aside pursuant to SUBSECTION
       (II) above shall instead be held for distribution in accordance with
       SECTION 1.4(C)(III); and

PROVIDED, FURTHER, that,

              A. unless otherwise agreed by the Agent, the amount of any such reduction with respect to each Purchaser shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Investment (if any) of the Participation after giving effect to such reduction shall be not less than $100,000,000,

              B. the Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period,

              C. if two or more Portions of Investment shall be outstanding with respect to any Purchaser at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to SECTION 1.4(F)(I), to the Portion of Investment of such Purchaser with the shortest remaining Yield Period, and

              D. unless otherwise agreed by the Control Party, after giving effect to such reduction the aggregate Investment of all Term Purchasers shall not exceed 40% of the aggregate Investment.

       (g) DISTRIBUTIONS OF INVESTMENT TO EXITING PURCHASERS PRIOR TO TERMINATION DATE. On each Purchaser Termination Day, the applicable Purchaser's Exiting Purchaser Percentage of the Purchasers' Share of all remaining Collections (after giving effect to allocations of more senior priority items in SECTION 1.4(B)(II)) shall be transferred by the Servicer from the Deposit Accounts to the Liquidation Account and held therein by the Agent for the benefit of such Purchaser. On each Yield Period End Date with respect to any Portion of Investment of such Purchaser, such Collections shall be paid to such Purchaser's Account by the Agent in accordance with SECTION 1.4(C)(I); PROVIDED, that upon the occurrence of the Termination Date, all Collections set aside pursuant to the preceding sentence shall instead be held for distribution in accordance with SECTION 1.4(C)(III).

       (h) DISTRIBUTIONS OF INVESTMENT UPON REVOLVING PAYDOWN DAY. On each Revolving Paydown Day, the remainder of the Purchasers' Share of any remaining Collections (after giving effect to allocations of more senior priority items in SECTION 1.4(b)(ii)), shall be transferred by the Servicer from the Deposit Accounts to the Liquidation Account and held therein by the Agent and allocated to repay the outstanding Investment of the Revolving Purchasers (other than any Revolving Purchasers for whom such day is a Purchaser Termination Day) ratably according to their respective Revolving Purchaser Percentages (calculated without taking into account any Revolving Purchasers for whom such day is a Purchaser Termination Day). On each Yield Period End Date with respect to any Portion of Investment of any Revolving Purchaser (other than any Revolving Purchasers for whom such day is a Purchaser Termination Day), the amount allocated to such Revolving Purchaser pursuant to the preceding sentence shall be paid to such Revolving Purchaser's Purchaser Account by the Agent in accordance with SECTION 1.4(C)(I); PROVIDED, that on the first day that is not a Revolving Paydown Day or a Termination Day, the Agent shall hold all funds allocated to repay Investment pursuant to this SUBSECTION (H) for distribution in accordance with the priorities set forth in SECTION 1.4(B)(II) NINTH through THIRTEENTH; and, PROVIDED, FURTHER, that upon the occurrence of the Termination Date, all Collections allocated to repay Investment pursuant to this SUBSECTION
(H) shall instead be held for distribution in accordance with SECTION
1.4(C)(III).

       (i) WITHDRAWALS FROM CASH RESERVE ACCOUNT. If on any Draw Date (A) insufficient funds are on deposit in the Liquidation Account to make in full all required distributions of Senior Discount/Fees and (B) since the prior Draw Date funds have been released to the Seller and not used by the Seller to acquire Receivables, the Seller shall deposit into the Liquidation Account on or before such Draw Date the lesser of the amounts described in CLAUSES (A) and (B) above for the benefit of the applicable Purchasers. If on any Draw Date insufficient funds are on deposit in the Liquidation Account (after giving effect to any deposits made by the Seller as described in the preceding sentence) to make in full all required distributions of Senior Discount/Fees for such Draw Date, the Agent shall distribute funds from the Cash Reserve Account in payment of such Senior Discount/Fees as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser. On any Termination Day, to the extent directed by the Control Party, the Agent shall distribute funds from the Cash Reserve Account pursuant to CLAUSE (D) of SECTION 1.4(C)(III) as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser and, following the payment in full of all outstanding Investment, any remaining amounts on deposit in the Cash Reserve Account shall be distributed as Collections pursuant to SECTION 1.4(C)(III). If on any Business Day other than a Termination Day, after giving effect to all distributions on such day pursuant to SECTION 1.4, the amount on deposit in the Cash Reserve Account exceeds the Cash Reserve, such excess shall be released from the Cash Reserve Account and treated as Collections for purposes of SECTION 1.4 for the following Business Day.

       Section 1.5. FEES. (a) The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a letter dated June __, 2004 between the Seller and the Agent delivered pursuant to SECTION 2(L) of EXHIBIT II, as such letter agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof with the prior written consent of the Insurer.

       (b) The Seller shall pay to any Purchaser Agent (other than the Agent) such fees as may be set forth in writing in a fee letter executed by the Seller and such Purchaser Agent, and consented to by the Insurer, in contemplation of the applicable Purchaser becoming an additional party hereto (each such letter, as the same may be amended, amended and restated, supplemented or modified and together with the letter referred to in PARAGRAPH (A) above, a "FEE LETTER"), such fees to be payable in the amounts and on the dates set forth in such letter, as such letter agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Insurer.

       (c) The Seller shall pay to the Insurer the Premium and such other fees in the amounts and on the dates set forth in that certain letter dated June __, 2004 among AFC, the

Seller and the Insurer (as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent, the "PREMIUM LETTER").

       (d) The Seller shall pay to the Backup Servicer the Backup Servicing Fees and any Transition Expenses in the amounts and on the dates set forth in the Backup Servicing Fee Letter, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent and the Insurer.

       Section 1.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Servicer to, or for the benefit of, any Purchaser Agent, any Purchaser, the Agent, the Backup Servicer or the Insurer hereunder shall be paid or deposited no later than noon (Chicago time) on the day when due in same day funds to the applicable Purchaser's Account or to the Insurer's Account (as appropriate). All amounts received after noon (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.

       (b) The Seller, AFC or Servicer (as applicable) shall, to the extent permitted by law, pay interest on any amount not paid by the respective party to the applicable Person when due hereunder, at an interest rate equal to [*].

       (c) All computations of interest under subsection (b) above and all computations of Discount, fees, premiums and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made no later than the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

       Section 1.7. DIVIDING OR COMBINING PORTIONS OF THE INVESTMENT OF ANY REVOLVING PARTICIPATION. The Seller may, on any Yield Period End Date, either
(i) divide the Investment of any Revolving Purchaser into two or more portions (each, with respect to the applicable Participation, a "PORTION OF INVESTMENT") equal, in aggregate, to the Investment of such Revolving Purchaser, PROVIDED that after giving effect to such division the amount of each such Portion of Investment shall be not less than $1,000,000, or (ii) combine any two or more Portions of Investment outstanding on such Yield Period End Date and having Yield Periods ending on such Yield Period End Date into a single Portion of Investment equal to the aggregate of the Investment of such Portions of Investment.

       Section 1.8. INCREASED COSTS. (a) If any Purchaser Agent, any Purchaser, the Agent, the Insurer, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Official Body (whether or not having the force of law) issued, occurring or first applied after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon written demand by such Affected Person (with a copy to the Insurer, the Agent and the applicable Purchaser Agent (if any)), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments or maintenance of its investment in the Pool Receivables; PROVIDED that within 30 days of an Affected Person's knowledge of any such circumstance such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance. A certificate as to such amounts submitted to the Insurer, the Seller, the Agent and the applicable Purchaser Agent (if any) by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the first application of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board ("FASB") (including, without limitation, FASB Interpretation No. 46R), shall constitute an adoption, change, request or directive subject to this SECTION 1.8(A).

       (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the related Participation(s) in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon written demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs; PROVIDED that within 30 days of an Affected Person's knowledge of any such circumstance such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance. A certificate as to such amounts submitted to the Seller, the Insurer, the Agent and the applicable Purchaser Agent (if any), by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

       Section 1.9. [Reserved]

       Section 1.10. REQUIREMENTS OF LAW. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

              (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the applicable Participation(s) or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

              (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

              (iii) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as a Purchaser Agent, Insurer or Agent or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the applicable Participation or any Portion of Investment (or interests therein) in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon written demand by such Affected Person the Seller shall pay such Affected Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

       Section 1.11. INABILITY TO DETERMINE EURODOLLAR RATE. In the event that any Purchaser Agent shall have determined prior to the first day of any Yield Period for the Participation of its Purchaser (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Yield Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Yield Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost (as conclusively determined by such Purchaser Agent) to any Purchaser for which such Purchaser Agent acts as agent of maintaining each such Portion of Investment of such Purchaser during such Yield Period, such Purchaser Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller and the Insurer prior to the first day of such Yield Period. Upon delivery of such notice (a) no Portion of Investment of such Purchaser shall be funded thereafter at the Bank Rate determined by reference to the Eurodollar Rate, unless and until the applicable Purchaser Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Investment then funded at the Bank Rate determined by reference to the Eurodollar Rate, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate at the respective Yield Period End Dates relating to such Portions of Investment.

       Section 1.12. ADDITIONAL AND REPLACEMENT PURCHASERS, INCREASE IN REVOLVING PURCHASE LIMIT. (a) The Seller shall have the right, at any time and from time to time, with the prior written consent of the Agent and the Insurer (the consent of the Insurer not to be unreasonably withheld), to add any entity as a Purchaser hereunder (which addition may increase the Revolving Insured Purchase Limit and/or the Revolving Uninsured Purchase Limit if a Revolving Purchaser is added) or increase the Maximum Insured Commitment or Maximum Uninsured Commitment of any existing Revolving Purchaser; PROVIDED, HOWEVER, that no increase in the Revolving Insured Purchase Limit or the Maximum Insured Commitment of any Revolving Purchaser may be made without the prior written consent of the Insurer in its sole and absolute discretion if, after giving effect to such increase, the sum of the Revolving Insured Purchase Limit plus the aggregate Investment of all Term Purchasers would exceed the Maximum Insured Amount. Each such addition of a new Purchaser hereunder shall be effected by delivery to the Insurer, the Seller, the Servicer, the Agent and each Purchaser Agent, of a (i) Joinder Agreement executed by the Seller, the Servicer, the Agent, such new Purchaser, its Purchaser Agent (if different from the Purchaser) and the Insurer in substantially the form of ANNEX C hereto and (ii) in the case of any new Purchaser that is a Term Purchaser an opinion of counsel to such new Term Purchaser as to tax matters in a form reasonably satisfactory to the Insurer. Upon receipt of a Joinder Agreement, if such Joinder Agreement has been fully executed and completed and is substantially in the form of ANNEX C, the Servicer shall, not less than five (5) Business Days prior to the effectiveness of such Joinder Agreement give prompt written notice to all Purchaser Agents, the Agent, the Insurer and Purchasers as to (i) the name, identity and address for receiving notices of the new Purchaser(s) and Purchaser Agent(s) becoming party hereto, (ii) the Maximum Insured Commitment and/or Maximum Uninsured Commitment of such new Purchaser (if such Purchaser is a Revolving Purchaser), (iii) the change in the Revolving Insured Purchase Limit and/or Revolving Uninsured Purchase Limit (if any) and (iv) the effective date of such Joinder Agreement. Immediately upon the effectiveness of such Joinder Agreement, such additional Purchaser shall purchase, by wire transfer of immediately available funds its Participation and, if such Purchasers shall agree, a portion of the other Purchasers' outstanding Insured Investment or Uninsured Investment, as applicable. Effective with the payment of such amounts, such new Purchaser and its Purchaser Agent designated in the applicable Joinder Agreement shall each become parties hereto.

       (b) By executing and delivering a Joinder Agreement, each new Purchaser and Purchaser Agent confirms to and agrees with the Insurer, the Agent and each other Purchaser and Purchaser Agent party hereto as follows: (A) such new Purchaser has received a copy of this Agreement, the Purchase and Sale Agreement, the Insurance Agreement, and the Policy, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder Agreement; (B) such new Purchaser has made and will continue to make, independently and without reliance upon the Insurer, the Agent, any Purchaser Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking or not taking action under this Agreement; (C) such new Purchaser appoints and authorizes the Control Party, Insurer and the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Control Party, Insurer and the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (D) such new Purchaser and its Purchaser Agent agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser or Purchaser Agent.

       (c) In addition to the foregoing, in the event that any Purchaser or Purchaser Agent (i) does not consent to an amendment of clause (ii) of the definition of Termination Date to which the Seller, the Servicer and the Insurer have otherwise consented; or (ii) does not consent to any amendment or modification of this Agreement agreed to by the Seller, the Servicer and the Control Party but which requires the consent of such Purchaser, then, in any such event, the Seller shall have the right, with the prior written consent of the Control Party, to require such Purchaser to assign its interests in its Participation and the Pool Receivables and all of its rights and obligations under this Agreement to a replacement Purchaser acceptable to the Control Party and the Seller. Any such assignment shall be without recourse, representation or warranty of any kind on the part of the assigning Purchaser, except that such assignment is free and clear of any Adverse Claims created by such Purchaser, and shall be consummated pursuant to documentation reasonably satisfactory to the assignor and assignee on not less than ten days' prior written notice, at a purchase price equal to the sum of (w) the aggregate outstanding Investment of the Purchaser being so replaced; (x) all accrued and unpaid Discount on such Investment; (y) all accrued and unpaid Program Fees owed to or on behalf of such Purchaser; and (z) all other accrued and unpaid expenses, indemnities and other amounts owing under this Agreement to such Purchaser, including any Termination Fees caused by the above-described assignment. Concurrently with any such assignment, the Seller, the Servicer, such replacement Purchaser, its Purchaser Agent (if different from the Purchaser) and the Insurer shall execute a Joinder Agreement to evidence the terms and conditions under which such replacement Purchaser has agreed to become a Purchaser hereunder.

       (d) Any Uninsured Investment transferred pursuant to this SECTION 1.12 shall remain Uninsured Investment in the hands of the acquiring Purchaser. In the event that less than all of a Revolving Purchaser's Investment is being transferred pursuant to this SECTION 1.12, and such transferring Revolving Purchaser has any Uninsured Investment outstanding at the time of such transfer, the agreement or instrument pursuant to which such transfer is being effected shall specify the portion of the transferred Investment that is Uninsured Investment.

       Section 1.13. RIGHTS OF SUBROGATION. Each Purchaser, the Agent and each Purchaser Agent acknowledges and agrees that the interests, rights, and remedies of the Insurer hereunder and under the Insurance Agreement are in addition to, and not in lieu of, its equitable rights of subrogation, all of which are reserved by the Insurer. Each Purchaser, the Agent and each Purchaser Agent agrees to take, or cause to be taken (at the Seller's expense), all actions deemed desirable by the Insurer to preserve, enforce, perfect, or maintain the perfection in its favor of such interests, rights, and remedies and such equitable rights of subrogation. Without limiting the foregoing, upon any draw under the Policy, in furtherance and not in limitation of the Insurer's equitable rights of subrogation and its rights hereunder and under the Insurance Agreement, the Insurer will be, subject to SECTION 1.4, subrogated to the rights of the Purchasers in respect of any and all amounts due in respect of the Discount, Investment or other obligations, if any, in respect of which such draw was made.

       Section 1.14. [*]

       Section 1.15. [*]

                                   ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

       Section 2.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Seller, AFC and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants of such Person, set forth in EXHIBITS III, IV and VII, respectively hereto.

       Section 2.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V hereto shall occur, the Control Party may, by notice to the Seller, each Purchaser Agent, the Agent, the Backup Servicer and the Insurer, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); PROVIDED that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in SUBSECTION (G), (H), (K) or (M) of EXHIBIT V, the Termination Date shall occur. Upon any such declaration, the occurrence or the deemed occurrence of the Termination Date, the Agent (at the direction of the Control Party) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.

                                 INDEMNIFICATION

       Section 3.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of any Participation, or any interest therein, or in respect of any Receivable or any Contract regardless of whether any such Indemnified Amounts result from an Indemnified Party's negligence or strict liability or other acts or omissions of an Indemnified Party, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables to be written off consistent with the Credit and Collection Policy, (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof or (d) if the Insurer is the Indemnified Party, Indemnified Amounts to the extent resulting, directly or indirectly, from an Insurer Default. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

              (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided to any Purchaser, any Purchaser Agent, the Insurer or the Agent with respect to Receivables or this Agreement to be true and correct;

              (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

              (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

              (iv) the failure (A) to vest in the Agent (for the benefit of the Secured Parties) a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Aggregate Participation, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) the failure to vest in the Agent (for the benefit of the Secured Parties) a first priority perfected security interest in the items described in SECTION 1.2(D), in each case, free and clear of any Adverse Claim;

              (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

              (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

              (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

              (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods, insurance or services that are the subject of or secure any Contract;

              (ix) the commingling of Collections of Pool Receivables at any time with other funds;

              (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of any Participation or in respect of any Receivable, Related Security or Contract;

              (xi) any reduction in Investment as a result of the distribution of Collections pursuant to SECTION 1.4(D), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

              (xii) any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Participation, or other interests in the Receivables Pool or in any Related Security or Contract;

              (xiii) the failure by the Seller or the Servicer to pay when due any taxes payable by it, including without limitation, the franchise taxes and sales, excise or personal property taxes payable in connection with the Receivables;

              (xiv) the failure by the Seller or the Servicer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction; or

              (xv) the failure of any Deposit Account Bank to remit any amounts held in its Deposit Account pursuant to the instructions of the Servicer whether by reason of the exercise of setoff rights or otherwise.

       If for any reason the indemnification provided above in this SECTION 3.1 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Seller shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

       The obligations of the Seller under this SECTION 3.1 are limited recourse obligations payable solely from the Collections, the Receivables and Related Security in accordance with the priority of payments set forth in SECTION 1.4.

       Section 3.2. INDEMNITIES BY AFC. Without limiting any other rights that the Insurer, the Agent, any Purchaser or Purchaser Agent or any other Indemnified Party may have hereunder or under applicable law, AFC hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, regardless of whether any such Indemnified Amounts result from an Indemnified Party's negligence or strict liability or other acts or omissions of an Indemnified Party, awarded against or incurred by any of them arising out of or relating to:

              (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided (directly or indirectly) by AFC or the Seller to the Purchasers, the Insurer, the Agent, the Backup Servicer or any Purchaser Agent with respect to Receivables or this Agreement to be true and correct;

              (ii) any representation or warranty made by AFC under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by or on behalf of AFC in its capacity as Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

              (iii) the failure by AFC, in its capacity as Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;

              (iv) any failure of AFC to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement;

              (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

              (vi) the commingling of Collections of Pool Receivables at any time with other funds; or

              (vii) any investigation, litigation or proceeding related to AFC's activities as Servicer under this Agreement.

       If for any reason the indemnification provided above in this SECTION 3.2 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then AFC shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

       Section 3.3. INDEMNITIES BY SUCCESSOR SERVICER. Without limiting any other rights that the Insurer, the Agent or any Purchaser or Purchaser Agent or any other Indemnified Party may have hereunder under applicable law, each successor Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, other than Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party, awarded against or incurred by any of them arising out of or relating to:

              (i) any representation or warranty made by such successor Servicer under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by such successor Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

              (ii) the failure by such successor Servicer to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;

              (iii) any failure of such successor Servicer to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement;

              (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by such successor Servicer or by any agent or independent contractor retained by such successor Servicer); or

              (v) any investigation, litigation or proceeding related to such successor Servicer's activities as Servicer under this Agreement.

       If for any reason the indemnification provided above in this Section 3.3 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then such successor Servicer shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

       Notwithstanding anything to the contrary herein, in no event shall any successor Servicer be liable to any Person for any act or omission of any predecessor Servicer.

                                   ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

       Section 4.1. APPOINTMENT OF SERVICER. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this SECTION 4.1. Until the Control Party gives notice to the Seller, the Insurer, the Agent and the Servicer (in accordance with the following sentence) of the designation of a new Servicer, AFC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Control Party may designate the Backup Servicer or any other Person (including the Agent) to succeed the Servicer or any successor Servicer, on the condition that any such Person so designated (other than the Backup Servicer, except to the extent specified in the Backup Servicing Agreement) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof unless otherwise consented to by the Control Party.

       (b) Upon the designation of a successor Servicer as set forth in SECTION 4.1(A) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Control Party determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of all records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security. Without limiting the foregoing, the Servicer agrees that, at any time following the occurrence of a Termination Event, the Servicer shall, at the request of the Control Party (i) promptly identify all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are then being held,
(ii) allow the Control Party or its designee full access to all such locations and all Pool Receivable Documents, (iii) promptly arrange, at the Servicer's expense, the transfer of possession of all such Pool Receivable Documents to the Backup Servicer, any successor Servicer or other third-party custodian specified by the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and (iv) instruct the Servicer's agents and any person with whom the Servicer or its agents have contracted to hold any such Pool Receivable Documents to provide full access to, and/or transfer possession of, any Pool Receivable Documents held by such agent or contractor. The Servicer agrees to take no action which would impede or impair the ability of the Control Party or its designees to gain access to the Pool Receivable Documents or to obtain possession thereof in accordance with the provisions hereof. The parties hereto agree that the covenants contained in the foregoing sentence are reasonable and necessary for the protection of the legitimate interests of the Secured Parties in the Pool Receivables. Accordingly, in addition to other remedies provided at law or equity, upon any breach by the Servicer of the covenants contained in the second preceding sentence, the Control Party shall be entitled to seek specific performance and injunctive relief by and against the Servicer prohibiting any further breach of such covenants, without the necessity of proving irreparable injury or posting bond.

       (c) The Servicer acknowledges that, in making its decision to execute and deliver this Agreement, the Purchaser Agents, the Agent, the Insurer and the Purchasers have relied on the Servicer's agreement to act as Servicer hereunder. Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.

       (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "SUB-SERVICER"); PROVIDED THAT, in each such delegation,
(i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Secured Parties for the performance of the duties and obligations so delegated, (iii) the Secured Parties shall have the right to look solely to the Servicer for such performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Control Party may terminate such agreement upon the termination of the Servicer hereunder in accordance with SECTION 4.1(A) above by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer); PROVIDED FURTHER, no such delegation shall be effective without the prior written consent of the Control Party.

       Section 4.2. DUTIES OF SERVICER; RELATIONSHIP TO BACKUP SERVICING AGREEMENT. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement, accepted industry standards and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside for the accounts of the Seller, the Insurer, the Backup Servicer and the Purchasers the amount of the Collections to which each is entitled in accordance with SECTION 1.4. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Secured Parties in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable and all Pool Receivable Documents. The Servicer (if the Servicer is AFC or one of its Affiliates) shall stamp each page of each Contract with the following legend "This Receivable has been sold to AFC Funding Corporation and an interest therein has been granted to Harris Nesbitt Corp. as Agent" prior to October 28, 2004. The Insurer or its designee may, at the expense of the Servicer and during regular business hours upon reasonable prior notice, visit the offices or other locations of the Servicer where Contracts are being held to review the stamping process and/or confirm satisfactory completion thereof, as applicable. During such period as a Backup Servicer is required to be maintained hereunder, the Servicer agrees to provide the Backup Servicer with an electronic (scanned) copy of each Contract by October 28, 2004 and with monthly updates thereafter. Notwithstanding anything to the contrary contained herein, the Control Party may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless a Termination Event has occurred. AFC is hereby appointed the custodian of the Pool Receivable Documents for the benefit of the Agent on behalf of the Secured Parties; provided, however, that such appointment may be terminated pursuant to the terms hereof. AFC, or an affiliate on its behalf, will maintain fidelity and forgery insurance and adequate insurance to replace all Pool Receivable Documents due to casualty loss or theft of such documents. In performing its duties as servicer and custodian, AFC shall act with reasonable care, using that degree of skill and attention that AFC exercises with respect to the files relating to all comparable contracts that AFC owns or services for itself or others. AFC shall (i) maintain the Pool Receivable Documents in such a manner as shall enable the Control Party to verify the accuracy of AFC's recordkeeping; and (ii) promptly report to the Control Party any failure on its part or the part of its agents to hold the Pool Receivable Documents and promptly take appropriate action to remedy any such failure. Upon termination of AFC's appointment as custodian hereunder and the delivery of the Pool Receivable Documents to the successor custodian, the successor custodian shall review such documents to determine whether it is missing any documents, and AFC shall cooperate with the successor custodian and use its best efforts to assist the successor custodian to obtain the missing documents. AFC shall maintain continuous custody of the Pool Receivable Documents in secure facilities in accordance with customary standards for such custody.

       (b) In the event the Backup Servicer becomes the successor Servicer hereunder, any applicable terms and conditions of the Backup Servicing Agreement relating to its performance as successor Servicer shall be deemed to be incorporated herein, and the obligations and liabilities of the successor Servicer (as such obligations and liabilities apply to the Backup Servicer acting in such capacity) shall be deemed to be modified in accordance with the provisions thereof. To the extent that any conflict exists between the terms of this Agreement and the Backup Servicing Agreement, the terms of the Backup Servicing Agreement shall control.

       (c) The Servicer's obligations hereunder shall terminate on the Final Payout Date. After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

       (d) During such period as a Backup Servicer is required to be maintained hereunder, the Servicer shall provide the Backup Servicer and the Control Party (if requested) on a monthly basis an electronic download with respect to the Pool Receivables in form and substance acceptable to the Backup Servicer and the Insurer (and which shall include, but not be limited to, all records related to each Receivable required by the Backup Servicer to service and collect such Receivable).

       (e) Following the occurrence and during the continuation of a Termination Event, a Level One Trigger or a Control Party Notice Event, the Servicer shall provide to the Backup Servicer and the Control Party (if requested) on a daily basis an electronic download with respect to the Pool Receivables in form and substance acceptable to the Backup Servicer and the Insurer (and which shall include, but not be limited to, all records related to each Receivable required by the Backup Servicer to service and collect such Receivable) and a Portfolio Certificate (including information with respect to all Collections received and all Receivables acquired by the Seller). Following the occurrence and during the continuation of a Level One Trigger or a Control Party Notice Event, the Control Party shall have the right to require the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, assemble all of the Contracts and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Control Party (or, if the Control Party is the Majority Purchasers, the Agent) within 30 days.

       Section 4.3. DEPOSIT ACCOUNTS; ESTABLISHMENT AND USE OF CERTAIN ACCOUNTS.

       (a) DEPOSIT ACCOUNTS. On or prior to the date hereof, the Servicer agrees to transfer ownership and control of each Deposit Account to the Seller. Seller has granted a valid security interest in each Deposit Account to the Agent (for the benefit of the Secured Parties) pursuant to SECTION 1.2(D) and shall take all actions reasonably requested by the Agent and the Insurer to cause the security interest to be perfected under the applicable UCC.

       (b) CASH RESERVE ACCOUNT. The Agent has established and will maintain in existence the Cash Reserve Account. The Cash Reserve Account shall be used to hold the Cash Reserve and for such other purposes described in the Transaction Documents.

       (c) LIQUIDATION ACCOUNT. The Agent has established and will maintain in existence the Liquidation Account. The Liquidation Account shall be used to receive Collections from the Deposit Accounts pursuant to SECTION 1.4(B) and to hold amounts set aside for the Purchasers, the Insurer, the Backup Servicer and (if the Servicer is not AFC or an Affiliate of AFC) the Servicer out of the Collections of Pool Receivables prior to the applicable Settlement Dates and for such other purposes described in the Transaction Documents. No funds other than those transferred in accordance with SECTION 1.4 shall be intentionally transferred into the Liquidation Account.

       (d) PERMITTED INVESTMENTS. Any amounts in the Liquidation Account or the Cash Reserve Account, as the case may be, may be invested by the Liquidation Account Bank or the Cash Reserve Account Bank, respectively, prior to the occurrence of a Termination Event or an ADESA Financial Covenant Event at the Agent's direction and following the occurrence of a Termination Event or an ADESA Financial Covenant Event at the Control Party's direction, in Permitted Investments, so long as the Agent's interest (for the benefit of the Secured Parties) in such Permitted Investments is perfected in a manner satisfactory to the Agent and the Insurer and such Permitted Investments are subject to no Adverse Claims other than those of the Agent provided hereunder.

       (e) CONTROL OF ACCOUNTS. The Agent may (with written notice to the Control Party) and shall (at the direction of the Control Party) following any Termination Event (or an Unmatured Termination Event of the type described in PARAGRAPH (G) of EXHIBIT V) at any time give notice to any Deposit Account Bank that the Agent is exercising its rights under the applicable Deposit Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of such Deposit Account transferred to the Agent (or such other party designated by the Control Party) and to exercise exclusive dominion and control over the funds deposited therein and (ii) to take any or all other actions permitted under the applicable Deposit Account Agreement. The Seller hereby agrees that if the Agent (or such other party designated by the Control Party) at any time takes any action set forth in the preceding sentence, the Agent (or such other party designated by the Control Party) shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Control Party may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, the Servicer or AFC (as Servicer or otherwise), thereafter shall be sent immediately to an account designated by the Control Party and held by the Agent (or such other party designated by the Control Party) for the benefit of the Secured Parties.

       (f) LOCATION OF LIQUIDATION ACCOUNT AND CASH RESERVE ACCOUNT. If at anytime [*] is rated below A-1 by S&P or P-1 by Moody's, the Agent shall promptly establish a new Liquidation Account and a new Cash Reserve Account at a financial institution which is rated at least A-1+ by S&P (or if the financial institution is the [*] A-1 by S&P) and P-1 by Moody's and transfer all amounts on deposit in such accounts at [*] to such new accounts at such financial institution, until such time as [*] is rated at least A-1 by S&P and P-1 by Moody's.

       Section 4.4. ENFORCEMENT RIGHTS. (a) At any time following the occurrence of a Termination Event:

              (i) the Control Party may (and if the Control Party is the Majority Purchasers, with the consent of the Agent) direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Backup Servicer (or such other party designated by the Control Party) (for the benefit of the Secured Parties);

              (ii) the Control Party may (and if the Control Party is the Majority Purchasers, with the consent of the Agent) instruct the Seller or the Servicer to give notice of the Agent's interest (for the benefit of the Secured Parties) in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Backup Servicer

       (or such other party designated by the Control Party) (for the benefit of the Secured Parties), and upon such instruction from the Control Party, the Seller or the Servicer, as applicable, shall give such notice at the expense of the Seller; PROVIDED, that if the Seller or the Servicer fails to so notify each Obligor, the Control Party or its designee may so notify the Obligors; and

              (iii) the Control Party may (and if the Control Party is the Majority Purchasers, with the consent of the Agent) request the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security and all Pool Receivable Documents, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or the Backup Servicer (or such other party designated by the Control Party) (for the benefit of the Secured Parties).

       (b) The Seller hereby authorizes the Control Party (or if the Control Party is the Majority Purchasers, the Agent) (for the benefit of the Secured Parties), and irrevocably appoints the Control Party (or if the Control Party is the Majority Purchasers, the Agent) (acting on behalf of the Secured Parties) as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Control Party (or if the Control Party is the Majority Purchasers, the Agent), to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. The Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall only exercise the powers conferred by this subsection (b) after the occurrence of a Termination Event. Notwithstanding anything to the contrary contained in this SUBSECTION (B), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

       Section 4.5. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by any Secured Party of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer


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

and any successor Servicer shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller or AFC under any of the foregoing.

       Section 4.6. SERVICING FEE. The Servicer shall be paid a fee, through distributions contemplated by SECTION 1.4, equal to (a) at any time AFC or an Affiliate of AFC is the Servicer, [*], (b) at any time the Backup Servicer is the Servicer, the fee set forth in the Backup Servicing Agreement or Backup Servicing Fee Letter, and (c) at any time a Person other than AFC, an Affiliate of AFC or the Backup Servicer is the Servicer, the amount set forth in clause
(a) above or such other amount as the Control Party and such Servicer shall agree. The Servicing Fee shall not be payable to the extent funds are not available to pay the Servicing Fee pursuant to SECTION 1.4.

       Section 4.7. [*]

                                   ARTICLE V.

                                   THE AGENTS

       Section 5.1. APPOINTMENT AND AUTHORIZATION. The Insurer and each Purchaser and Purchaser Agent (including each Purchaser and Purchaser Agent that may from time to time become a party hereto) hereby irrevocably designates and appoints Harris Nesbitt Corp. as the "Agent" hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of the Secured Parties, amounts on deposit in the Liquidation Account and the Cash Reserve Account. The Agent shall hold, in its name, for the benefit of the Insured Purchasers, amounts on deposit in the Insurance Account. The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Indemnified Party, and no implied obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability (unless indemnified in advance in a manner determined satisfactory to the Agent in its sole and absolute discretion) or which is contrary to the provision of any Transaction Document or applicable law.

       (a) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser on the signature pages hereto or in any agreement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Insurer, any Purchaser or other Purchaser Agent or the Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

       (b) Except as otherwise specifically provided in this Agreement, the provisions of this ARTICLE V are solely for the benefit of the Purchaser Agents, the Insurer, the Agent and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this ARTICLE V, except that this ARTICLE V shall not affect any obligations which any Purchaser Agent, the Insurer, the Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

       (c) In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Secured Parties, and the Agent does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, the Insurer, any other Purchaser, any other Purchaser Agent or the Agent, or any of their respective successors and assigns.

       Section 5.2. DELEGATION OF DUTIES. The Agent may, with the prior written consent of the Control Party, execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Purchaser Agents, the Insurer or any Purchaser for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

       Section 5.3. EXCULPATORY PROVISIONS. None of the Purchaser Agents, the Agent or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Control Party (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) or (ii) in the absence of such Person's gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser, the Insurer or Purchaser Agent for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, the Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, the Originator or any of their Affiliates to perform any obligation it may have under any Transaction Document to which it is a party or (iv) the satisfaction of any condition specified in EXHIBIT II. The Agent shall not have any obligation to the Insurer, any Purchaser or any Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, the Originator or any of their Affiliates.

       Section 5.4. RELIANCE BY AGENTS. Each Purchaser Agent and the Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the

Seller, Insurer or Servicer), independent accountants and other experts selected by the Agent or any such Purchaser Agent. Each Purchaser Agent and the Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Control Party (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) and it shall first be indemnified to its satisfaction by the Control Party against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action.

       (a) With regard to the Purchasers and the Purchaser Agents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Control Party, the Insurer, the Purchasers and the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Insurer, the Agent and Purchaser Agents.

       (b) Purchasers that have a common Purchaser Agent and that have a majority of the Investment of all such related Purchasers shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. With regard to the Purchasers and the Purchaser Agents, such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent's related Purchasers.

       (c) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers for which such Purchaser Agent is identified herein (or in any Joinder Agreement or assignment agreement) as being the Purchaser Agent, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

       Section 5.5. NOTICE OF TERMINATION DATE. Neither any Purchaser Agent nor the Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Insurer, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. If the Agent receives such a notice, it shall promptly give notice thereof to the Insurer and each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. If a Purchaser Agent receives such a notice (other than from the Agent), it shall promptly give notice thereof to the Agent. The Agent shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Control Party (unless the Control Party is the Majority Purchasers and such action otherwise requires the consent of all Purchasers), but until the Agent receives such directions (if the Control Party is the Majority Purchasers), the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Secured Parties.

       Section 5.6. NON-RELIANCE ON AGENT, PURCHASER AGENTS AND OTHER PURCHASERS. Each Purchaser and the Insurer expressly acknowledges that none of the Agent, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Originator, shall be deemed to constitute any representation or warranty by the Agent or such Purchaser Agent, as applicable. Each Purchaser and the Insurer represents and warrants to the Agent and the Purchaser Agents that, independently and without reliance upon the Agent, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer or the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originator or any of their Affiliates or the Receivables that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

       Section 5.7. AGENT, PURCHASER AGENTS AND PURCHASERS. Each of the Purchasers, the Agent, the Purchaser Agents and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt or other business with the Seller, ADESA, ALLETE, Servicer or the Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, any of the Purchaser Agents and the Agent shall, to the extent they become Purchasers hereunder, have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms "Purchaser" and "Purchasers" shall, in such case, include such Purchaser Agent or the Agent in their individual capacities.

       Section 5.8. INDEMNIFICATION. Each Purchaser shall indemnify and hold harmless the Agent (but solely in its capacity as Agent) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with their respective Investment from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction); PROVIDED, that in the case of each Purchaser that is a commercial paper conduit, such indemnity shall be


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

provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding commercial paper. The obligations of any Note Issuer under this
SECTION 5.8 shall be subject to the restrictions of Section 6.5.

       Section 5.9. SUCCESSOR AGENT. The Agent may, upon at least thirty (30) days notice to the Seller, the Servicer, the Backup Servicer, the Insurer and each Purchaser and Purchaser Agent, resign as Agent. Such resignation shall not become effective until a successor Agent is appointed by the Insurer (or the Majority Purchasers if an Insurer Default or Policy Termination Date has occurred and is continuing) and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation hereunder, the provisions of SECTIONS 3.1, 3.2, 3.3 and this
ARTICLE V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE VI.

                                  MISCELLANEOUS

       Section 6.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Control Party and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment or waiver shall materially adversely affect the Insurer without the prior written consent of the Insurer; PROVIDED, FURTHER, that (i) other than an amendment to extend the scheduled Termination Date and/or the applicable scheduled Purchaser Termination Date, no amendment shall be effective unless each Note Issuer that is a Purchaser (or the Agent or applicable Purchaser Agent on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes of such Note Issuer to be downgraded or withdrawn; (ii) no amendment shall be effective which would reduce the amount of Investment or Discount, or fees or other amounts payable to any Purchaser or amounts payable to the Insurer hereunder, or delay any scheduled date for payment thereof (including any scheduled occurrence of the Termination Date) absent the prior written consent of the Insurer or such Purchaser (as applicable); (iii) no increase in a Revolving Purchaser's Maximum Insured Commitment or Maximum Uninsured Commitment shall be effective without the prior written consent of such Revolving Purchaser, and no increase in the sum of the aggregate Investment of all Term Purchasers and the Revolving Insured Purchase Limit above the Maximum Insured Amount shall be effective without the prior written consent of the Insurer; (iv) no amendment or waiver which would release the Insurer from any of its obligations under the Policy, or delay any scheduled payment date for payment thereunder, shall be effective without prior written consent of each Purchaser; (v) no amendments or modifications to any required recourse or reserves hereunder for uncollectible Receivables may be modified without the prior written consent of the Insurer; (vi) no amendments to this Section 6.1 or to the definitions of Majority Purchasers or Control Party shall be effective without the prior written


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

consent of all Purchasers and the Insurer and (vii) no amendments to SECTIONS 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.8, 1.10, 1.11, 1.12, 1.14, 3.1, 3.2, ARTICLE V,
6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, 6.13 or 6.14 or the definitions of Applicable Margin, Bank Rate, Base Rate, Carry Costs, CP Rate, Deficiency Amount, Discount, Eurodollar Rate, Federal Funds Rate, Insured Discount/Fee Limit, Insurer Default, Investment, Investment Share, LIBOR Participation, Purchaser Termination Day, Purchaser Termination Date, Recalculation Date, Revolving Share, Senior Discount/Fees, Senior Discount/Fee Limit, Termination Date, Termination Fee, Yield Period, or any definitions incorporated in such definitions, shall be effective in each case without the consent of the Majority Purchasers and the Agent; and PROVIDED, FURTHER, that no such amendment shall in any way amend any provisions of this Agreement applicable to the rights or obligations of the Agent without the prior written consent of the Agent. No failure on the part of the Insurer, the Agent, any Purchaser, or any Purchaser Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

       Section 6.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and electronic mail communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or, in the case of the Backup Servicer, at its notice address designated in the Backup Servicing Agreement or, in any case, at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or electronic mail shall be effective when sent (and shall, unless such delivery is waived by the recipient by electronic mail or other means, be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

       Section 6.3. ASSIGNABILITY. (a) This Agreement and any Purchaser's rights and obligations herein (including ownership of its Participation) shall be assignable, in whole or in part, by such Purchaser and its successors and assigns with the prior written consent of the Seller, the Agent and the Insurer, so long as the Insurer is the Control Party; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that no such consent shall be required if the assignment is made to (i) any Affiliate of such Purchaser, (ii) any Liquidity Bank (or any Person who upon such assignment would be a Liquidity Bank) of such Purchaser, (iii) other Program Support Provider (or any Person who upon such assignment would be a Program Support Provider) of such Purchaser or (iv) the Insurer or any affiliate of the Insurer. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Insurer, the Agent, the Purchasers or the Purchaser Agents.

       Upon the assignment by a Purchaser in accordance with this SECTION 6.3, the assignee receiving such assignment shall have all of the rights of such Purchaser with respect to the Transaction Documents and the Investment (or such portion thereof as has been assigned).

       Any Uninsured Investment transferred pursuant to this SECTION 6.3 shall remain Uninsured Investment in the hands of the acquiring Purchaser. In the event that less than all of a Revolving Purchaser's Investment is being transferred pursuant to this SECTION 6.3, and such transferring Revolving Purchaser has any Uninsured Investment outstanding at the time of such transfer, the agreement or instrument pursuant to which such transfer is being effected shall specify the portion of the transferred Investment that is Uninsured Investment.

       (b) Each Purchaser may at any time grant to one or more banks or other institutions (each a "LIQUIDITY BANK") party to a Liquidity Agreement or to any other Program Support Provider participating interests or security interests in its Participation. In the event of any such grant by a Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of SECTIONS 1.8, 1.9 and 1.10.

       (c) This Agreement and the rights and obligations of any Purchaser Agent hereunder shall be assignable, in whole or in part, by such Purchaser Agent and its successors and assigns; PROVIDED, HOWEVER, that if such assignment is to any Person that is not an Affiliate of the assigning Purchaser Agent, such Purchaser Agent must receive the prior written consent (which consent in each case shall not be unreasonably withheld) of the Agent, the Insurer and the Seller.

       (d) Except as provided in SECTION 4.1(D), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Control Party.

       (e) Without limiting any other rights that may be available under applicable law, the rights of any Purchaser may be enforced through it or by its Purchaser Agent or its other agents.

       (f) [*]

       Section 6.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under SECTION 3.1 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, the Liquidity Agreement, the Insurance Agreement, the Purchase and Sale Agreement, the Backup Servicing Agreement and the other documents and agreements to be delivered hereunder or in connection herewith, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing of this Agreement, the Liquidity Agreement, the Insurance Agreement, the Purchase and Sale Agreement, the Backup Servicing Agreement and the other documents and agreements to be delivered hereunder or in connection herewith and the waiving of any provisions thereof, and including in all cases, without limitation, Attorney Costs for the Agent, each Purchaser, each Program Support Provider, each Purchaser Agent, the Insurer, the Backup Servicer, any successor Servicer and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser, each Program Support Provider, the Insurer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents (PROVIDED that unless a Termination Event, ADESA Financial Covenant Event or Unmatured Termination Event shall have occurred, the costs and expenses payable in connection with the administration of the Transaction Documents (excluding any costs and expenses in connection with any amendment, amendment and restatement, modification, supplement or waiver and any costs and expenses in connection with enforcement) in any year shall not exceed $50,000), and all reasonable costs and expenses, if any (including Attorney Costs), of each Purchaser Agent, each Purchaser, each Program Support Provider, the Insurer, the Agent, the Backup Servicer, any successor Servicer and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

       (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

       Section 6.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. (a) Each of the Seller, the Servicer, the Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Note Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by any such Note Issuer is paid in full.

       (b) Notwithstanding any provisions contained in this Agreement to the contrary, no Note Issuer shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such Note Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay the Notes when due and (ii) each "Participation" owned by such Note Issuer pursuant to any receivables purchase agreement (including this Agreement) is less than or equal to 100%. Any amounts which a Note Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Note Issuer for any such insufficiency unless and until the conditions described in clauses (i) and (ii) of the preceding sentence are satisfied. Nothing in this subsection (b) shall be construed to forgive or cancel any obligations of such Note Issuer hereunder.

       (c) Each of the Servicer, the Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all amounts payable by the Seller hereunder are paid in full.

       (d) Notwithstanding any provisions contained in this Agreement to the contrary, the Seller shall not be obligated to pay any amount pursuant to this Agreement unless the Seller has property or other assets which may be used to make such payment. Any amounts which the Seller does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Seller for any such insufficiency unless and until the conditions described in the preceding sentence are satisfied. Nothing in this subsection (d) shall be construed to forgive or cancel any obligations of the Seller hereunder.

       Section 6.6. CONFIDENTIALITY. Unless otherwise required by applicable law or already known by the general public or the third party to which it is disclosed, the Seller agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent and the Insurer, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential.

       Section 6.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF INDIANA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE PURCHASERS AND/OR THE INSURER IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(D) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF INDIANA.

       (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS COOK COUNTY AND CHICAGO OR NEW YORK NEW YORK COUNTY, NEW YORK CITY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASERS, THE INSURER, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASERS, THE INSURER, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

       Section 6.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       Section 6.9. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.8, 1.9, 1.10, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.13 shall survive any termination of this Agreement.

       Section 6.10. WAIVER OF JURY TRIAL. THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE INSURER, THE AGENT AND THE BACKUP SERVICER (BY ACCEPTING THE BENEFIT HEREOF) EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE INSURER, THE AGENT AND THE BACKUP SERVICER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

       Section 6.11. ENTIRE AGREEMENT. This Agreement (together with the other Transaction Documents) embodies the entire agreement and understanding between the Purchasers, the Seller, the Insurer, the Servicer, the Purchaser Agents and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       Section 6.12. HEADINGS. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

       Section 6.13. LIABILITIES OF THE PURCHASERS. The obligations of each Purchaser under this Agreement are solely the corporate obligations of such Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of any Purchaser; and PROVIDED, HOWEVER, that this
SECTION 6.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this SECTION 6.13 shall survive termination of this Agreement.

       Section 6.14. POLICY TERMINATION DATE. [*]

       Section 6.15. TAX TREATMENT. The Participations shall be treated and reported as indebtedness of the Seller for all income and franchise tax purposes. The Seller, the Servicer, the Agent, the Insurer, and Fairway and each Purchaser, by its agreement to make a purchase (and to make reinvestments, if applicable) with regard to its Participation, agrees, and shall cause its assignees to agree, to treat and report the Participations as indebtedness of the Seller for all income and franchise tax purposes.

       Section 6.16. STATUS OF ALLETE. At such time as ALLETE shall no longer own, directly or indirectly, at least 50% of the outstanding voting stock of ADESA and/or AFC, each reference to ALLETE in this Agreement and the other Transaction Documents (other than in PARAGRAPH (X) of EXHIBIT V to the Agreement) shall be automatically deleted.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 AFC FUNDING CORPORATION, as Seller


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     13085 Hamilton Crossing Blvd., Suite 310
                                     Carmel, Indiana 46032

                                     Attention: Curt Phillips
                                     Telephone: 317-843-4767
                                     Facsimile: 317- 249-4610
                                     E-mail: cphillips@adesa.com


                                 AUTOMOTIVE FINANCE CORPORATION, as Servicer


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     13085 Hamilton Crossing Blvd., Suite 300
                                     Carmel, Indiana 46032

                                     Attention: Curt Phillips
                                     Telephone: 317-843-4767
                                     Facsimile: 317- 249-4610
                                     E-mail: cphillips@adesa.com

                                 HARRIS NESBITT CORP., as Agent and as Purchaser Agent for Fairway


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     HARRIS NESBITT CORP.
                                     115 S. LaSalle, 13th Floor West
                                     Chicago, Illinois 60603
                                     Attention:  Conduit Administration
                                     E-mail: fundingdesk@harrisnesbitt.com
                                     Telephone:  (312) 461-5640
                                     Facsimile:  (312) 293-4908


                                 FAIRWAY FINANCE COMPANY, LLC, as a Revolving
                                 Purchaser


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     c/o Lord Securities Corp.
                                     48 Wall Street, 27th Floor
                                     New York, New York 10005
                                     Attention: Jill Gordon
                                     Telephone: (212) 346-9021
                                     Facsimile: (212) 346-9012

                                     Maximum Insured Commitment:
                                     $425,000,000

                                     Maximum Uninsured Commitment:
                                     $0

                                 XL CAPITAL ASSURANCE INC.,
                                 as Insurer


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     Richard Pfaltzgraff
                                     Managing Director
                                     XL Capital Assurance Inc.
                                     1221 Avenue of the Americas - 31st Floor
                                     New York, New York 10020-1001
                                     Telephone:  (212) 478-3411
                                     Facsimile    (212) 478-3587
                                     Email:  rpfaltzgraff@xlca.com
                                     Reporting: surveillance@xlca.com

STATE OF INDIANA     )
                     )       SS
COUNTY OF HAMILTON   )

       Before me the undersigned, a Notary Public in and for the said County and State, personally appeared ________________________, an officer of AFC Funding Corporation, personally known to me who acknowledged the execution of the foregoing this ___ day of _____________, 2004.


___________________________               My Commission Expires: _______________
Signature
___________________________               My County of Residence: ______________
Printed Name



STATE OF INDIANA     )
                     )       SS
COUNTY OF HAMILTON   )

       Before me the undersigned, a Notary Public in and for the said County and State, personally appeared ________________________, an officer of Automotive Finance Corporation, personally known to me who acknowledged the execution of the foregoing this ___ day of _____________, 2004.


___________________________               My Commission Expires: _______________
Signature
___________________________               My County of Residence: ______________
Printed Name

                                    EXHIBIT I

                                   DEFINITIONS

       As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

       "ADESA" means ADESA Corporation, an Indiana corporation, and its successors and assigns (including, without limitation, ADESA, Inc., a Delaware corporation).

       "ADESA CREDIT FACILITY" means the syndicated credit facility to be provided to ADESA by UBS Securities LLC and Merrill Lynch & Co., as joint lead arrangers, and the lenders from time to time party thereto as the same may be amended, supplemented or otherwise modified from time to time.

       "ADESA CREDIT FACILITY PLEDGE" means the pledge of AFC stock to secure ADESA's obligations under the ADESA Credit Facility.

       "ADESA FINANCIAL COVENANTS" means the financial covenants regarding ADESA's required minimum fixed charge coverage ratio, minimum interest coverage ratio and maximum total leverage ratio as set forth in the ADESA Credit Facility on the date of execution thereof. Such covenants (including all defined terms incorporated therein) will survive the termination of the ADESA Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Control Party; provided, however, that as long as ADESA's senior secured debt shall be rated at least "BBB- (stable)" by S&P and at least "Baa3 (stable)" by Moody's, the financial covenants will conform with the financial covenants required by ADESA's Credit Facility or any replacement facility without the consent of the Control Party.

       "ADESA FINANCIAL COVENANT EVENT" means, as of the end of any calendar quarter, any breach of the ADESA Financial Covenants.

       "ADESA FINANCIAL COVENANT TERMINATION EVENT" means, [*]

       "ADESA RESTRICTED AMENDMENT" means [*]

       "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Agent for the benefit of the Secured Parties contemplated by the Agreement shall not constitute an Adverse Claim.

       "AFC" has the meaning set forth in the Preamble to this Agreement.

       "AFFECTED PERSON" has the meaning set forth in SECTION 1.8.


                                     EX-I-1

       "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to a Purchaser, Affiliate shall mean the holder(s) of its capital stock.

       "AGENT" has the meaning set forth in the preamble to the Agreement.

       "AGGREGATE PARTICIPATION" means, at any time, the sum of the Participations expressed as a percentage (but not to exceed 100%).

       "AGREEMENT" shall have the meaning set forth in the preamble.

       "ALLETE" means ALLETE, Inc., a Minnesota corporation.

       "APPLICABLE MARGIN" means [*]

       "ATTORNEY COSTS" means and includes all reasonable fees and reasonable disbursements of any law firm or other external counsel, and all reasonable disbursements of internal counsel.

       "BACKUP SERVICER" means the Person appointed to act as backup servicer pursuant to the Backup Servicing Agreement.

       "BACKUP SERVICER PAYMENT DATE" means each Draw Date.

       "BACKUP SERVICING AGREEMENT" means (i) the backup servicer agreement to be executed by the Servicer and the Backup Servicer after the date hereof, which agreement shall be in form and substance reasonably acceptable to Control Party; and (ii) any replacement backup servicing agreement entered into from time to time with the prior written consent of the Control Party; in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

       "BACKUP SERVICING FEE CAP" has the meaning set forth in the Backup Servicing Agreement or the Backup Servicing Fee Letter.

       "BACKUP SERVICING FEE LETTER" means the fee letter (if any) approved in writing by the Control Party, setting forth the Backup Servicing Fees payable to the Backup Servicer, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Control Party.

       "BACKUP SERVICING FEES" means all fees and reimbursable expenses (excluding Transition Expenses) payable pursuant to the Backup Servicing Agreement or the Backup Servicing Fee Letter.

       "BANK RATE" for any Purchaser for any Yield Period for any Portion of Investment means an interest rate PER ANNUM equal to the Applicable Margin above the Eurodollar Rate for such Purchaser for such Yield Period; provided, further, that in the case of


                                     EX-I-2

              (a) any Yield Period on or after the first day of which the applicable Purchaser Agent shall have been notified by a Liquidity Bank or the related Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Bank or such Purchaser to fund any Portion of Investment based on the Eurodollar Rate set forth above (and such Liquidity Bank or such Purchaser, as applicable, shall not have subsequently notified such Purchaser Agent that such circumstances no longer exist),

              (b) any Yield Period of one to (and including) 13 days, or

              (c) any Yield Period as to which (i) the applicable Purchaser Agent does not receive notice, by no later than 12:00 noon (Chicago time) on (w) the second Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the CP Rate, or (x) the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the Bank Rate, or (ii) the Seller has given the notice contemplated by clause (w) of this clause (c) and the applicable Purchaser Agent shall have notified the Seller that funding the related Portion of Investment at the CP Rate is unacceptable to the applicable Purchaser, the "BANK RATE" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. Notwithstanding the foregoing, the "Bank Rate" for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 2% PER ANNUM above the Base Rate in effect on such day.

       "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11U.S.C.ss. 101, ET SEQ.), as amended and in effect from time to time.

       "BASE RATE" means for any Purchaser for any day, a fluctuating interest rate per annum equal to the higher of: (a) the rate of interest [*]. The rate referred to in CLAUSE (A) is not necessarily intended to be the lowest rate of interest determined by the applicable Reference Bank in connection with extensions of credit.

       "BUSINESS DAY" means any day on which (i) (A) the Agent at its branch office in Chicago, Illinois is open for business, (B) commercial banks in New York City are not authorized or required to be closed for business and (C) the Insurer in New York City is open for business, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

       "BUYER'S FEES" means the fees paid by an Obligor to the auction in connection with a purchase of a vehicle by such dealer.

       "BYRIDER" means BYRIDER SALES OF INDIANA S, INC. and any subsidiary thereof.


                                     EX-I-3

       "CAPPED BACKUP SERVICING FEES" means all Backup Servicing Fees accrued in any calendar month, not to exceed the Backup Servicing Fee Cap.

       "CARRY COSTS" means with respect to any calendar month, the sum of the amounts of the following items that accrued or were incurred during such calendar month: (a) all Discount, (b) the Program Fee, (c) the Servicing Fee,
(d) the Backup Servicing Fee, (e) the Premium and (f) all other expenses and fees of the Seller under the Agreement.

       "CASH RESERVE" means (i) at any time after the occurrence and during the continuation of a Level One Trigger, [*] of the aggregate Investment at such time and (ii) at any other time, an amount equal to [*] of the aggregate Investment at such time.

       "CASH RESERVE ACCOUNT" means that certain bank account numbered [*] and maintained for the benefit of the Secured Parties.

       "CASH RESERVE ACCOUNT BANK" means the bank holding the Cash Reserve Account.

       "CHANGE IN CONTROL" means

              (a) AFC shall fail to own, free and clear of all Adverse Claims, 100% of the outstanding shares of voting stock of the Seller, except as otherwise provided by the Pledge Agreement; or

              (b) ADESA shall fail to own, directly or indirectly, free and clear of all Adverse Claims (other than the ADESA Credit Facility Pledge), at least 80% of the outstanding shares of voting stock of AFC, on a fully diluted basis.

       "COLLECTIONS" means, with respect to any Pool Receivable, (a) all funds which are received by the Seller, the Originator or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, principal payments, finance charges, floorplan fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to SECTION 1.4(E) and (c) all other proceeds of such Receivable.

       "COMPANY NOTE" has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.

       "CONTRACT" means, with respect to any Obligor, collectively, the Dealer
Note issued by such Obligor, or similar agreement between such Obligor and AFC, any guaranty issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor's obligations to AFC under such Dealer Note or other similar agreement.


                                     EX-I-4

       "CONTROL PARTY" means, [*]

       "CONTROL PARTY NOTICE EVENT" means, [*]

       "CP RATE" for any Purchaser for any Yield Period for any Portion of Investment means, to the extent such Purchaser funds such Portion of Investment for such Yield Period by issuing Notes, (a) a rate PER ANNUM equal to the sum of
(i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of such Purchaser having a term equal to such Yield Period and to be issued to fund such Portion of Investment may be sold by any placement agent or commercial paper dealer selected by the applicable Purchaser Agent on behalf of such Purchaser, as agreed between each such agent or dealer and the applicable Purchaser Agent and notified by the applicable Purchaser Agent to the Servicer; PROVIDED, that if the rate (or rates) as agreed between any such agent or dealer and the applicable Purchaser Agent with regard to any Yield Period for such Portion of Investment is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate PER ANNUM; or (b) such other rate set forth in the Joinder Agreement pursuant to which such Purchaser becomes a party to the Agreement.

       "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Servicer in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

       "CURTAILMENT DATE" means, with respect to any Receivable, the date defined as such in the Contract for such Receivable.

       "DEALER NOTE" means a Demand Promissory Note and Security Agreement and any other promissory note issued by an Obligor in favor of AFC.

       "DEBT" means (i) indebtedness for borrowed money (which shall not include, in the case of the Seller or AFC, accounts payable to any Affiliate in the ordinary course of business arising from the provision of goods and services by such Affiliate), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in CLAUSES (I) through (IV) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

       "DEFAULT RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month PLUS the aggregate amount of non-cash adjustments that reduced the


                                     EX-I-5

Outstanding Balance of any Pool Receivable during such month (other than a Pool Receivable that became a Defaulted Receivable during such month) by (ii) the aggregate amount of Pool Receivables that were generated by the Originator during the calendar month that occurred five calendar months prior to the calendar month ending on such day.

       "DEFAULTED RECEIVABLE" means a Receivable:

              (i) as to which any payment, or part thereof, remains unpaid for more than [*] after the due date for such payment (such due date being determined without reference to any extension that extends the due date of such Receivable to a date [*] past the date such Receivable arose or, if such Receivable was still an Eligible Receivable after such extension, without reference to any extension that extends the due date [*] past the date such Receivable arose);

              (ii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible; or

              (iii) which is converted to a long term payment plan in the form of a note or other similar document.

       "DEFICIENCY AMOUNT" means with respect to (i) any [*] on such Legal Final Maturity Date, including, without limitation, amounts redeposited by the Seller and amounts withdrawn from the Cash Reserve Account pursuant to SECTION 1.4(I).

       "DELINQUENCY RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables (net of all miscellaneous credits) that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

       "DELINQUENT RECEIVABLE" means a Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid [*] after the due date for such payment (such due date being determined without reference to any extension that extends the due date [*] past the date such Receivable arose (provided that the determination of such due date shall include any extension that extends the due date to a date [*] past the date such Receivable arose if, after giving effect to such extension, such Receivable was still an Eligible Receivable) or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

       "DEPOSIT ACCOUNT" means an account listed on SCHEDULE II hereto and maintained at a bank or other financial institution for the purpose of receiving Collections.

       "DEPOSIT ACCOUNT AGREEMENT" means a letter agreement, in form and substance acceptable to the Agent and the Insurer, among the Seller, the Agent and the applicable Deposit Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement and with the prior written consent of the Control Party.


                                     EX-I-6

       "DEPOSIT BANK" means any of the banks or other financial institutions at which one or more Deposit Accounts are maintained.

       "DISCOUNT" means (a) with respect to each Revolving Purchaser:

           [*]

       "DIVIDENDS" means any dividend or distribution (in cash or obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

       "DRAW DATE" means the 20th day of each calendar month or, if such day is not a Business Day, the following Business Day.

       "ELIGIBLE CONTRACT" means a Contract in one of the forms set forth in
SCHEDULE IV with such variations as AFC shall approve in its reasonable business judgment that shall not materially adversely affect the rights of the Originator, the Seller, the Insurer or the Purchasers.

       "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

           [*]

       "ENFORCEMENT COSTS" means, at any time, all unpaid costs and expenses incurred by the Insurer (and, if the Insurer is not the Control Party, the Agent) in enforcing its rights and the rights of the other Indemnified Parties hereunder and previously reported to the Agent by the Insurer for distribution in accordance with SECTION 1.4.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

       "ERISA AFFILIATE" shall mean with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

       "EURODOLLAR RATE" means, for any Portion of the Investment for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                   LIBOR
Eurodollar Rate =  ------------------------------------
                   1.00 - Eurodollar Reserve Percentage

Where,

              "EURODOLLAR RESERVE PERCENTAGE" means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of


                                     EX-I-7

       1%) in effect on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Yield Period; and

       "EXCLUDED OBLIGOR" means an Obligor, so designated in writing as such by the Control Party (or if the Control Party is the Majority Purchasers, the Agent and the Majority Purchasers) to the Seller in good faith and in the Control Party's (or if the Control Party is the Majority Purchasers, the Agent's and the Majority Purchasers') reasonable judgment relating to credit considerations from time to time, it being understood that from time to time the Control Party and the Agent may revoke their designation of one or more Obligors as Excluded Obligors by written notice to the Seller.

       "EXCLUDED RECEIVABLES" means any Receivable identified on SCHEDULE 1.1(B) of the Purchase and Sale Agreement from time to time and any right to payment under:

       [*]

       "EXITING PURCHASER PERCENTAGE" means

              (a) with respect to any Revolving Purchaser, (i) on any Purchaser Termination Day for such Revolving Purchaser that is also a Purchaser Termination Day for any Term Purchaser, 0% and (ii) on any other Purchaser Termination Day for such Revolving Purchaser, its Investment Share determined as of the most recent Recalculation Date, and

              (b) with respect to any Term Purchaser, the percentage equivalent of a fraction, the numerator of which is the Investment of such Term Purchaser and the denominator of which is the aggregate of the Investment of all Term Purchasers whose Purchaser Termination Date has occurred, in each case determined as of the most recent Recalculation Date.

       "FAIRWAY" has the meaning set forth in the preamble.

       "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

       "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

       "FEE LETTER" as to any Purchaser means the fee letter entered into by such Purchaser's Purchaser Agent party with the Seller as described more particularly in SECTION 1.5.


                                     EX-I-8

       "FEE PAYMENT DATE" means each Draw Date.

       "FINAL PAYOUT DATE" means the date following the Termination Date on which no Investment or Discount in respect of any Participation under the Agreement shall be outstanding and all other amounts payable by the Originator, the Seller or the Servicer to the Purchasers, the Purchaser Agents, the Agent, the Insurer, the Backup Servicer, any successor Servicer or any other Affected Person under the Transaction Documents shall have been paid in full.

       "FINANCE CHARGE AND FLOORPLAN FEE COLLECTIONS" means with respect to any calendar month, any Collections applied by the Servicer in such calendar month to the payment of interest and finance charges and all other amounts (other than principal) owed under a Contract.

       "GAAP" means, generally accepted accounting principles and practices in the United States, consistently applied.

       "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 3.1.

       "INDEMNIFIED PARTY" has the meaning set forth in SECTION 3.1.

       "INSOLVENT" or "INSOLVENCY" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

       "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

       "INSURANCE ACCOUNT" has the meaning set forth in SECTION 1.14(B).

       "INSURANCE AGREEMENT" means that certain Amended and Restated Insurance and Indemnity Agreement dated as of June __, 2004 among the Servicer, the Seller, the Originator and the Insurer, as amended, amended and restated, supplemented or otherwise modified from time to time.

       "INSURED AMOUNTS" means, [*]

       "INSURED DISCOUNT/FEES" means, with respect to any Yield Period, the sum of all Discount and Program Fees accrued during such Yield Period with respect to Insured Investment


                                     EX-I-9
outstanding during such Yield Period, not to exceed the Insured Discount/Fee Limit for such Yield Period.

       "INSURED DISCOUNT/FEE LIMIT" means, [*]

       "INSURED INVESTMENT" means the aggregate Investment of all Purchasers, other than the Uninsured Investment of any Revolving Purchaser.

       "INSURED PURCHASER" means any Term Purchaser or any Revolving Purchaser with a Maximum Insured Commitment or a portion of the Insured Investment.

       "INSURER" has the meaning set forth in the preamble to this Agreement.

       "INSURER ADVANCE" means any advance of funds by the Insurer in respect of a Deficiency Amount other than pursuant to the Policy.

       "INSURER DEFAULT" means [*]

       "INSURER'S ACCOUNT" means that certain bank account numbered [*], or such other account as the Insurer may specify through written notice to the Seller, the Servicer and the Agent.

       "INVESTMENT" means, with respect to any Purchaser, the aggregate of the amounts paid to the Seller in respect of the Participation of such Purchaser pursuant to the Agreement, or such amount divided or combined in accordance with
SECTION 1.7, in each case reduced from time to time by amounts actually distributed and applied on account of such Investment pursuant to SECTIONS 1.4,
1.14 and 1.15; PROVIDED, THAT if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made. Any distribution in respect of Investment made to a Revolving Purchaser at any time when such Revolving Purchaser has both Insured Investment and Uninsured Investment outstanding shall be applied to reduce such Revolving Purchasers Insured Investment and Uninsured Investment ratably according to the amount of each outstanding on the date of such distribution.

       "INVESTMENT SHARE" means, with respect to any Purchaser at any time, the percentage equivalent of a fraction, the numerator of which is the Investment of such Purchaser and the denominator of which is the aggregate of the Investment of all Purchasers; provided, however, that for purposes of this definition, a Purchaser's Investment shall include an amount equal to that portion of all unreimbursed draws under the Policy and Insurer Advances which have been applied to reduce such Purchaser's Investment under SECTIONS 1.14 and 1.15.

       "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Annex C and executed pursuant to SECTION 1.12.

       "LEGAL FINAL MATURITY DATE" means the first Draw Date on or after the date that is one year after the Termination Date.


                                    EX-I-10

       "LEVEL ONE TRIGGER" means [*]

       "LIBOR" means with respect to each Purchaser's Portion(s) of Investment the rate of interest per annum (rounded to the nearest 1/100th of 1%, with 0.005% being rounded upwards) equal to the rate of interest PER ANNUM: (i) for deposits in Dollars (in the approximate amount of the Investment to be funded) for a period equal to the applicable Yield Period that appears on Telerate Page 3750 or (ii) if such rate does not appear on Telerate Page 3750, determined by the Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%, with 0.005% being rounded upwards) of the rates of interest PER ANNUM notified to the Agent as the rate of interest at which Dollar deposits in the approximate amount of the Investment to be funded, and for a period equal to the applicable Yield Period, would be offered to major banks in the London interbank market at their request, in each case at or about 11:00 a.m. (London time) on the second Business Day before such funding. For the purposes of calculating the Insured Discount/Fee Limit and the Senior Discount/Fee Limit, LIBOR for any (a) Yield Period of 30 days or less shall be equal to LIBOR for 30 days as of the first day of such Yield Period and (b) Yield Period greater than 30 days shall be equal to an interpolated rate as determined by the Agent based on LIBOR for 30 to 90 days, as applicable, as of the first day of such Yield Period.

       "LIQUIDATION ACCOUNT" means that certain bank account numbered [*] and pledged, on a first-priority basis, by the Seller to the Agent pursuant to
SECTION 1.2(D).

       "LIQUIDATION ACCOUNT BANK" means the bank holding the Liquidation
Account.

       "LIQUIDITY AGENT" means any financial institution in its capacity as a Liquidity Agent pursuant to a Liquidity Agreement.

       "LIQUIDITY AGREEMENT" means any loan or asset purchase agreement or similar agreement whereby a Note Issuer party hereto as a Purchaser which obtains commitments from financial institutions to support its funding obligations hereunder and/or to refinance any Notes issued to fund the Note Issuer's Investment hereunder. As of the date hereof, the sole Liquidity Agreement is that certain Amended and Restated Liquidity Asset Purchase Agreement in form and substance satisfactory to the Rating Agencies and the Agent and entered into among [*], such other financial institutions as may be parties thereto, [*], as Liquidity Agent, Harris Nesbitt, as servicing agent, and Fairway, as amended, amended and restated, supplemented or otherwise modified from time to time.

       "LIQUIDITY BANK" has the meaning set forth in SECTION 6.3(B).

       "LOSS PERCENTAGE" means, [*]

       "LOSS RESERVE" means, [*]

       "LOSS RESERVE RATIO" means, [*]

       "LOT CHECK" with respect to any Obligor means a physical inspection of such Obligor's vehicles that are financed by the Originator and which may include a review of such Obligor's books and records related thereto.


                                    EX-I-11

       "MAJORITY PURCHASERS" means Purchasers having a share of the Aggregate Participation equal to or greater than 50%.

       "MATERIAL ADVERSE EFFECT" means, with respect to any event or circumstance, a material adverse effect on:

              (a) the business, operations, property or financial condition of the Seller or the Servicer;

              (b) the ability of the Seller or the Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party or the performance of any such obligations;

              (c) the validity or enforceability of this Agreement or any other Transaction Document;

              (d) the status, existence, perfection, priority or enforceability of the Agent's interest (for the benefit of the Secured Parties) in the Receivables or Related Security; or

              (e) the collectibility of the Receivables.

       "MAXIMUM INSURED AMOUNT" means (a) the lesser of (i) $425,000,000 or
(ii) the sum of the Maximum Insured Commitments of all Revolving Purchasers PLUS the aggregate of the Investments of all Term Purchasers, or (b) such other higher amount as the Insurer may indicate in its sole and absolute discretion by written notice delivered to the Seller, the Servicer, each Purchaser Agent and the Agent.

       "MAXIMUM INSURED COMMITMENT" means, as to any Revolving Purchaser, the maximum dollar amount of Insured Investment it is willing to fund, as set forth on the signature pages to this Agreement, any Joinder Agreement or any assignment entered into pursuant to SECTION 6.3 (as applicable), which amount may, following the written request of the Seller (and, if such increase would cause (i) the sum of (a) the Revolving Insured Purchase Limit (after giving effect to such increase) PLUS (b) the aggregate of the Investments of all Term Purchasers, to exceed (ii) the Maximum Insured Amount, the prior written consent of the Insurer in its sole and absolute discretion), be increased at any time by any Revolving Purchaser (which increase shall cause a corresponding increase in the Revolving Insured Purchase Limit).

       "MAXIMUM UNINSURED COMMITMENT" means, as to any Revolving Purchaser, the maximum dollar amount of Uninsured Investment it is willing to fund, as set forth on the signature pages to this Agreement, any Joinder Agreement or any assignment entered into pursuant to SECTION 6.3 (as applicable), which amount may, following the written request of the Seller, be increased at any time by any Revolving Purchaser (which increase shall cause a corresponding increase in the Revolving Uninsured Purchase Limit).

       "MOODY'S" means Moody's Investors Services, Inc.

       "MULTIEMPLOYER PLAN" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

       "NET RECEIVABLES POOL BALANCE" means [*]

       "NET SPREAD" means [*]


                                    EX-I-12

       "NORMAL CONCENTRATION PERCENTAGE" for any Obligor (other than a Special Obligor) means at any time [*].

       "NOTE ISSUER" means Fairway and any other Purchaser in the business of issuing short or medium term promissory notes.

       "NOTES" (a) in the case of Fairway, means the short-term promissory notes issued or to be issued by Fairway to fund its investments in accounts receivable or other financial assets and (b) in the case of any other Purchaser, has the meaning set forth in the applicable Joinder Agreement.

       "OBLIGOR" means, with respect to any Receivable, a Person obligated to make payments pursuant to the Contract relating to such Receivable; PROVIDED THAT Receivables generated by Affiliates of any Obligor shall be treated as if generated by such Obligor.

       "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

       "ORIGINAL AGREEMENT" has the meaning set forth in the Preliminary Statements.

       "ORIGINATOR" has the meaning set forth in the Purchase and Sale
Agreement.

       "OUTSTANDING BALANCE" means, [*]

       "PARTICIPATION" means, [*]

       "PERFECTION REPRESENTATION" means the representations, warranties and covenants set forth in EXHIBIT VII attached hereto.

       "PERFORMANCE GUARANTY" means the Second Amended and Restated Performance Guaranty, dated as of June __, 2004, made by ADESA in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Control Party.

       "PERMITTED INVESTMENTS" means (i) overnight obligations of the United States of America, (ii) time deposits or AAAm or AAAm-G rated money market accounts maintained at [*] or if [*] is rated below A-1 by S&P or P-1 by Moody's such other financial institutions rated at the time of investment not less than A-1+ by S&P and P-1 by Moody's, (iii) certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by financial institutions rated at the time of investment not less than A-1 by S&P and P-1 by Moody's if such certificates of deposit are issued by [*] or A-1+ by S&P and P-1 by Moody's if such certificates of deposit are issued by financial institutions other than [*]

                                    EX-I-13
and (iv) commercial paper rated at the time of investment not less than A-1 by S&P and P-1 by Moody's if such commercial paper is issued by Fairway or A-1+ by S&P and P-1 by Moody's if such commercial paper is issued by an entity other than Fairway and, in the cases of clauses (ii), (iii) and (iv), having a maturity date not later than (A) with respect to amounts on deposit in the Cash Reserve Account the immediately succeeding Draw Date and (B) with respect to amounts on deposit in the Liquidation Account the earlier of (x) the next Settlement Date and (y) one week from the date of investment; PROVIDED, HOWEVER, that the Control Party may, from time to time, upon three Business Days' prior written notice to Servicer, remove from the scope of "Permitted Investments" any such obligations, certificates of deposit or commercial paper and specify to be within such scope, other investments.

       "PERMITTED LIEN" means [*]

       "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

       "PLAN" means at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Seller or any ERISA Affiliate that is covered by Title IV of ERISA.

       "PLEDGE AGREEMENT" means the Pledge Agreement dated May 31, 2002 between AFC and the Agent, as the same may be amended or modified with the prior written consent of the Control Party.

       "POLICY" means [*]

       "POLICY TERMINATION DATE" shall have the meaning set forth in the Policy.

       "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

       "POOL RECEIVABLE DOCUMENTS" has the meaning set forth in PARAGRAPH
(L)(III) of EXHIBIT IV to the Agreement.

       "PORTFOLIO CERTIFICATE" means a certificate substantially in the form of
EXHIBIT VI to the Agreement.

       "PORTION OF INVESTMENT" has the meaning set forth in SECTION 1.7. In addition, at any time when the Investment of a Participation is not divided into two or more portions, "Portion of Investment" means 100% of the Investment of such Participation. For any Yield Period, the "related" Portion of Investment means the Portion of Investment of any Purchaser accruing Discount during such Yield Period at a particular Discount rate. For any Yield Period End Date, the "related" Portion of Investment means the Portion of Investment of any Purchaser which has a Yield Period ending on such Yield Period End Date.

       "PREMIUM" means collectively, the premium owed to the Insurer under the Insurance Agreement in respect of the Insurer's commitments under the Policy as specified in the Premium Letter.


                                    EX-I-14

                  "PREMIUM LETTER" has the meaning set forth in SECTION 1.5(C) of the Agreement.

       "PREMIUM PAYMENT DATE" means any Draw Date.

       "PROGRAM FEE" as to any Purchaser means, collectively, the periodic fees set forth in the applicable Fee Letter.

       "PROGRAM SUPPORT AGREEMENT" as to any applicable Note Issuer party hereto as a Purchaser means and includes the Liquidity Agreement and any other agreement (if any) entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of the Participation (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

       "PROGRAM SUPPORT PROVIDER" as to any Note Issuer means and includes any Liquidity Bank and any other or additional Person (other than any customer of a Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with any Note Issuer's securitization program.

       "PURCHASE AND SALE AGREEMENT" means the Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, among the Originator and the Seller, as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents and with prior written consent of the Control Party.

       "PURCHASER" means Fairway and each other Revolving Purchaser or Term Purchaser which becomes a purchaser hereunder in accordance with the provisions of SECTION 1.12 or SECTION 6.3(A).

       "PURCHASER AGENT" means, as to any Purchaser, the financial institution designated by such Purchaser as responsible for administering the purchase facility contemplated by this Agreement on behalf of such Purchaser, together with any successors or permitted assigns acting in such capacity; if any Purchaser does not so designate another institution as its Purchaser Agent, such Purchaser shall be deemed to have designated itself as its Purchaser Agent and all references herein to such Purchaser's Purchaser Agent shall mean and be references to such Purchaser.

       "PURCHASER'S ACCOUNT" means (i), as to Fairway, the special account (account number [*], such account as may be so designated in writing by the applicable Purchaser Agent to the Seller, the Servicer and the Insurer.

       "PURCHASERS' SHARE" means the share of Collections deposited into the Deposit Accounts represented by the Aggregate Participation; PROVIDED, that for purposes of this definition the Aggregate Participation shall be calculated by including in each Purchaser's


                                    EX-I-15

Investment an amount equal to that portion of all unreimbursed draws under the Policy and Insurer Advances which have been applied to reduce such Purchaser's Investment under SECTION 1.14 and 1.15.

       "PURCHASER TERMINATION DAY" means, as to any Purchaser, any day on or after such Purchaser's Purchaser Termination Date; PROVIDED, that any day that would otherwise be a Purchaser Termination Day shall not be so considered if such day is a Termination Day.

       "PURCHASER TERMINATION DATE" means, as to any Purchaser, the earliest of
(a) the date that the commitments of all of the related Program Support Providers terminate under any related Program Support Agreement, or any related Program Support Agreement is terminated without being replaced, (b) the Termination Date or (c) in the case of any Term Purchaser, the first date on which the aggregate Investment for all Term Purchasers exceeds 40% of the aggregate Investment.

       "RATING AGENCIES" means Moody's and S&P.

       "RECALCULATION DATE" means any of the following: (i) each Purchaser Termination Date, (ii) the day following any Purchaser's Purchaser Termination Date on which its outstanding Investment is paid in full, or (iii) if any Termination Day shall have occurred since the last Recalculation Date, the first Business Day thereafter that is not a Termination Day.

       "RECEIVABLE" means any right to payment from any Person, whether constituting an account, chattel paper, instrument, payment intangible or a general intangible, arising from the providing of financing and other services by the Originator to new, used and wholesale automobile or other motor vehicle dealers and that is denominated and payable only in United States dollars, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

       "RECEIVABLES POOL" means at any time all of the then outstanding Receivables conveyed to the Seller pursuant to the Purchase and Sale Agreement and not reconveyed to the Originator in accordance with the terms of the Purchase and Sale Agreement.

       "RECREATIONAL VEHICLE" means [*]

       "RECREATIONAL VEHICLE RECEIVABLE" means those Receivables generated as a result of the making of loans to finance the purchase of Recreational Vehicles.

       "REFERENCE BANK" means [*], provided that if so agreed by the Seller, the Servicer and the Agent, each Purchaser which becomes a party hereto by virtue of
Section 1.12 may designate a different Reference Bank for purposes of calculating the Base Rate applicable to such Purchaser's Investment.

       "RELATED SECURITY" means, with respect to any Receivable:

              (a) all right, title and interest in and to all Contracts and other Pool Receivable Documents that relate to such Receivable;


                                    EX-I-16

              (b) all security interests or liens and rights in property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, including all rights in vehicles securing or purporting to secure such payment and any insurance or other proceeds arising therefrom;

              (c) all UCC financing statements covering any collateral securing payment of such Receivable;

              (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

              (e) all rights in any power of attorney delivered by the related Obligor; and

              (f) all rights and claims of the Seller with respect to such Receivable, pursuant to the Purchase and Sale Agreement.

       "REORGANIZATION" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

       "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .27 or .28 of PBGC Reg. ss.4043.

       "RESTRICTED PAYMENTS" has the meaning set forth in PARAGRAPH (O)(I) of
EXHIBIT IV of the Agreement.

       "REVOLVING INSURED PURCHASE LIMIT" means the lesser of (a) $500,000,000, as such amount may be reduced pursuant to SECTION 1.1(B), and (b) the Maximum Insured Amount, minus the aggregate of the Investments of all Term Purchasers; PROVIDED, HOWEVER, that in no event shall the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit exceed the amount that when multiplied by 102% results in a product equal to the aggregate commitments of all of the Liquidity Banks under all of the Liquidity Agreements.

       "REVOLVING PAYDOWN DAY" means any day that is not a Termination Day on which the conditions set forth in SECTIONS 1.2(B) or SECTION 3 of EXHIBIT II are not either satisfied or waived.

       "REVOLVING PURCHASE LIMIT" means the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit.

       "REVOLVING PURCHASER" means any Purchaser identified as a revolving purchaser on its signature page hereto or in the applicable Joinder Agreement or any permitted successor thereto hereunder in accordance with the provisions of
SECTION 1.12 or SECTION 6.3(A).

       "REVOLVING PURCHASER PERCENTAGE" means, with respect to any Revolving Purchaser at any time, a fraction (expressed as a percentage), the numerator of which is such


                                    EX-I-17

Revolving Purchaser's outstanding Investment at such time, and the denominator of which is the aggregate Investment of all Revolving Purchasers at such time.

       "REVOLVING SHARE" means, with respect to any Revolving Purchaser at any time, a fraction, the numerator of which is the sum of the unused portion of such Revolving Purchaser's Maximum Insured Commitment at such time plus the unused portion of such Revolving Purchaser's Maximum Uninsured Commitment, and the denominator of which is the sum of the aggregate unused portion of the Revolving Insured Purchase Limit plus the aggregate unused portion of the Revolving Uninsured Purchase Limit at such time.

       "REVOLVING UNINSURED PURCHASE LIMIT" means, at any time, the sum of the Maximum Uninsured Commitments of all Revolving Purchasers at such time; PROVIDED, HOWEVER, that in no event shall the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit exceed the amount that when multiplied by 102% results in a product equal to the aggregate commitments of all of the Liquidity Banks under all of the Liquidity Agreements.

       "S&P" means Standard and Poor's Ratings Services.

       "SECURED PARTIES" means, collectively, the Purchasers, the Purchaser Agents, the Agent, the Program Support Providers and the Insurer.

       "SELLER" has the meaning set forth in the preamble to the Agreement.

       "SELLER'S SHARE" means the Seller's share of Collections deposited into the Deposit Accounts, calculated as 100% minus the Aggregate Participation.

       "SENIOR DISCOUNT/FEES" means, with respect to any Yield Period, the sum of all Discount and Program Fees accrued during such Yield Period with respect to Investment outstanding during such Yield Period, not to exceed the Senior Discount/Fee Limit for such Yield Period.

       "SENIOR DISCOUNT/FEE LIMIT" means, for each Yield Period, the sum of the amounts, calculated for each Purchaser, equal to (a) the sum of LIBOR plus the Applicable Margin, MULTIPLIED BY (b) a fraction, the numerator of which is the number of days in the Yield Period and the denominator of which is 360, MULTIPLIED BY (c) the daily average Investment of such Purchaser's Participation during such Yield Period.

       "SERVICER" has the meaning set forth in the preamble to the Agreement.

       "SERVICER PAYMENT DATE" shall mean each Draw Date.

       "SERVICER REPORT" means a report, in substantially the form of ANNEX B hereto, furnished by the Servicer to the Insurer, the Agent and the Purchaser Agents pursuant to the Agreement.

       "SERVICER REPORT DATE" means the 15th day of each month, or if such day is not a Business Day, the next Business Day.


                                    EX-I-18

       "SERVICING FEE" shall mean the fee referred to in SECTION 4.6.

       "SETTLEMENT DATE" means each of (a) each Yield Period End Date, (b) any Servicer Payment Date or Backup Servicer Payment Date, (c) any Premium Payment Date, (d) any Fee Payment Date and (e) every Business Day following the date any draw is made under the Policy until the amount of such draw is fully reimbursed to the Insurer.

       "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

       "SPECIAL CONCENTRATION PERCENTAGE" means, for any Special Obligor at any time, [*]

       "SPECIAL OBLIGOR" means [*]

       "TANGIBLE NET WORTH" means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software.

       "TERM PURCHASER" means any Purchaser identified as a term purchaser in the applicable Joinder Agreement or any permitted successor thereto hereunder in accordance wit the provisions of SECTION 1.12 or SECTION 6.3(A).

       "TERMINATION DATE" means the earliest of (i) the Business Day which the Seller so designates by notice to the Insurer and the Agent at least 30 days in advance pursuant to SECTION 1.1(B), (ii) January 31, 2005 (the "Scheduled Termination Date"), (iii) the date determined pursuant to SECTION 2.2 and (iv) the date that a Purchaser Termination Day is in effect with respect to all Purchasers; PROVIDED, that the Scheduled Termination Date set forth in CLAUSE
(II) above may be periodically extended with the prior written consent of the Seller, the Servicer, the Insurer, the Agent and each Purchaser Agent. The Seller may request a one-year extension of the Scheduled Termination Date on or after the date which is 150 days prior to the then-current Scheduled Termination Date and request that the Insurer, each Agent and each Purchaser Agent respond to the renewal request within 30 days of such request. If all such entities respond with approval within such 30 day period, the then-current Scheduled Termination Date shall be extended for an additional one year period.

       "TERMINATION DAY" means each day which occurs on or after the Termination Date, unless the occurrence of the Termination Date (if declared by the Control Party pursuant to SECTION 2.2) is waived in accordance with SECTION 6.1.

       "TERMINATION EVENT" has the meaning specified in EXHIBIT V.

       "TERMINATION FEE" (i) with respect to any Portion of the Investment of any Revolving Purchaser, means with respect to any Yield Period during which any reduction of such Portion of the Investment occurs on a date other than the Yield Period End Date therefor (without giving effect to any shortened duration of such Yield Period pursuant to CLAUSE (IV) of


                                    EX-I-19
the definition thereof), the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee) which would have accrued during the remainder of such Yield Period on the reductions of Investment of the applicable Portion of the Participation relating had such reductions remained as Investment, exceeds (ii) the income, if any, received by the applicable Purchaser from the applicable Purchaser investing the proceeds of such reductions of Investment, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error and (ii) with respect to any Portion of the Investment of any Term Purchaser, has the meaning set forth in the applicable Joinder Agreement.

       "TITLE ATTACHED RECEIVABLE" means [*]

       "TRACTOR RECEIVABLE" means, those Receivables generated as a result of the making of loans to finance the purchase of Tractors.

       "TRACTORS" means, [*]

       "TRANSACTION DOCUMENTS" means the Agreement, the Deposit Account Agreements, the Purchase and Sale Agreement, the Performance Guaranty, the Pledge Agreement, the Insurance Agreement, the Company Note, each Joinder Agreement, the Policy, the Backup Servicing Agreement, the Backup Servicing Fee Letter and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

       "TRANSITION EXPENSES" means all reasonable cost and expenses (including Attorney Costs) incurred by the Backup Servicer in connection with transferring servicing obligations under this Agreement, which shall not exceed the cap established in the Backup Servicing Agreement or the Backup Servicing Fee Letter.

       "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

       "UNAFFILIATED SERVICING FEES" means all Servicing Fees payable to the Servicer (if AFC or any Affiliate thereof is not the Servicer).

       "UNINSURED INVESTMENT" means, with respect to any Revolving Purchaser, all Investments of such Revolving Purchaser which are not guaranteed by the Policy. The amount of any Revolving Purchaser's Uninsured Investment at any time shall equal the aggregate of the amounts paid to the Seller in respect of the Participation of such Revolving Purchaser pursuant to CLAUSE (II) of SECTION 1.2(B) of the Agreement, as reduced from time to time by Collections actually distributed and applied on account of such Uninsured Investment pursuant to
SECTION 1.4(D) and the definition of "Investment".

       "UNMATURED TERMINATION EVENT" means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event.


                                    EX-I-20

       "YIELD PERIOD" means, [*]

       "YIELD PERIOD END DATE" means the last day of each Yield Period.

       OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Indiana, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.












                                    EX-I-21

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

       1. CONDITIONS PRECEDENT TO INITIAL PURCHASE AND THE EFFECTIVENESS OF THE ORIGINAL AGREEMENT. The effectiveness of the Original Agreement was subject to the conditions precedent (which have been satisfied or waived as of the date hereof) that the Agent and the Insurer receive on or before the date thereof the following:

       (a) A counterpart of the Original Agreement and the other Transaction Documents duly executed by the parties thereto.

       (b) Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC of the Original Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement and the other Transaction Documents and (iii) the articles of incorporation and by-laws of the Seller and AFC.

       (c) A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Original Agreement and the other Transaction Documents. Until the Agent and the Insurer receive a subsequent incumbency certificate from the Seller and AFC in form and substance satisfactory to the Agent and the Insurer, the Agent and the Insurer shall be entitled to rely on the last such certificate delivered to them by the Seller and AFC, as applicable.

       (d) Financing statements, in proper form for filing under the UCC of all jurisdictions that either the Agent or the Insurer may deem necessary or desirable in order to perfect the interests of the Agent (for the benefit of the Secured Parties) contemplated by the Original Agreement and other Transaction Documents.

       (e) Financing statements, in proper form for filing under the applicable UCC, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller or AFC.

       (f) Completed UCC requests for information, dated on or before the date of the Original Agreement, listing the financing statements referred to in SUBSECTION (E) above and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (E) above that named the Seller or AFC as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens, judgments and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent and the Insurer requested, showing no such liens on any of the Receivables, Contracts or Related Security.

       (g) Executed copies of a Deposit Account Agreement with each Deposit Account Bank.


                                    EX-II-1

       (h) Favorable opinions of Joel G. Garcia, Esq., in-house counsel for the Seller and AFC, as to corporate and such other matters as the Agent and the Insurer reasonably requested.

       (i) Favorable opinions of Ice Miller, special counsel for the Seller, ADESA and AFC, as to enforceability and such other matters as the Agent and the Insurer reasonably requested.

       (j) Favorable opinions of Ice Miller, special counsel for the Seller and AFC, as to bankruptcy matters.

       (k) Certificates of Existence with respect to the Seller and AFC issued by the Indiana Secretary of State and articles of incorporation of the Seller certified by the Indiana Secretary of State.

       (l) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement and all documents, agreements and instruments contemplated thereby (which evidence included copies, either original or facsimile, of each of such documents, instruments and agreements),
(ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement was satisfied to the Agent's and the Insurer's satisfaction, and (iii) that the initial purchases under the Purchase and Sale Agreement were consummated.

       (m) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent and the Insurer to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as constituted the Agent's and the Insurer's (as applicable) reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; including any such costs, fees and expenses arising under or referenced in SECTION 6.4 as provided in the Fee Letter and the letter setting forth the Premium.

       (n) The Fee Letter between the Seller and the Agent contemplated by and delivered pursuant to SECTION 1.5.

       (o) A Servicer Report representing the performance of the portfolio purchased through the Purchase and Sale Agreement and the Original Agreement for the month prior to closing.

       (p) A Portfolio Certificate dated as of May 31, 2002, together with a floorplan receivables summary dated as of May 31, 2002.

       (q) Such confirmations from the rating agencies as were required by any Purchaser or the Insurer in their respective sole discretion.

       (r) a listing of all Obligors of all Receivables as of the date of the Original Agreement.


                                    EX-II-2

       (s) Executed copy of the Policy and a favorable opinion of Susan Comparato, Esq., Associate General Counsel to Insurer, as to corporate, enforceability and such other matters as the Agent reasonably requested.

       (t) Such other approvals, opinions or documents as the Agent and the Insurer may reasonably request.

       2. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of the Agreement is subject to the condition precedent that the Agent and the Insurer shall have received on or before the date hereof the following, each in form and substance satisfactory to the Agent and the Insurer:

       (a) A counterpart of the Agreement and the other Transaction Documents duly executed by the parties thereto.

       (b) Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and (iii) the articles of incorporation and by-laws of the Seller and AFC (to the extent such documents have been modified since they were last delivered to the Agent and the Insurer).

       (c) A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Agreement and the other Transaction Documents.

       (d) Favorable opinions of Joel G. Garcia, Esq., in-house counsel for the Seller and AFC, as to corporate and such other matters as the Agent and the Insurer may reasonably request.

       (e) Favorable opinions of Ice Miller, special counsel for the Seller and AFC, as to enforceability and such other matters as the Agent and the Insurer may reasonably request.

       (f) Evidence of payment by the Seller of all fees, costs and expenses then due and payable to the Purchasers, the Agent or the Insurer (including, without limitation, any such fees payable under the Fee Letter), together with Attorney Costs of the Agent and the Insurer to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's and the Insurer's (as applicable) reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings.

       (g) A Portfolio Certificate dated as of the last Friday immediately prior to the date hereof, together with a floorplan receivables summary dated as of the date hereof.

       (h) Such confirmations from the rating agencies as shall be required by any Purchaser or the Insurer in their respective sole discretion.


                                    EX-II-3

       (i) Executed copy of the Policy and a favorable opinion of Susan Comparato, Esq., Associate General Counsel to Insurer, as to corporate, enforceability and such other matters as the Agent may reasonably request.

       (j) A current list of all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are being held.

       (k) An executed copy of an amended and restated Fee Letter for Fairway in form and substance acceptable to the Purchaser Agent for Fairway.

       (l) Evidence of the filing of appropriate UCC-3 amendments to reflect the change in address of AFC and the Seller and revisions to the collateral description.

       (m) Such other approvals, opinions or documents as the Agent and the Insurer may reasonably request.

       3. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

       (a) in the case of each purchase, the Servicer shall have delivered to the Agent and the Insurer on or prior to such purchase, in form and substance satisfactory to the Agent and the Insurer, (i) a completed Servicer Report with respect to the immediately preceding calendar month, dated within 30 days prior to the date of such purchase (or a completed Portfolio Certificate, dated as of Friday of the immediately preceding calendar week) and (ii) a completed Portfolio Certificate to the extent a daily Portfolio Certificate is required in accordance with SECTION 4.2(E) of the Agreement, and shall have delivered to the Agent and the Insurer such additional information as may reasonably be requested by the Agent and the Insurer.

       (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

              (i) the representations and warranties contained in EXHIBIT III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

              (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

              (iii) the sum of the aggregate of the Participations does not exceed 100%;

              (iv) the aggregate Investment for all Term Purchasers does not exceed 40% of the aggregate Investment; and

              (v) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve; and


                                    EX-II-4

       (c) the Agent and the Insurer shall have received such other approvals, opinions or documents as each may reasonably request.





















                                    EX-II-5

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

       A. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

       (a) The Seller is a corporation duly incorporated and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

       (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action of the Seller, (iii) do not contravene or result in a default under or conflict with (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of the Seller's properties, where, in the cases of ITEMS (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

       (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party other than those previously obtained or UCC filings.

       (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

       (e) Since December 31, 2003 there has been no material adverse change in the business, operations, property or financial condition of the Seller or AFC, the ability of the Seller or AFC to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

       (f) (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller before any Government Authority or arbitrator and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation


                                    EX-III-1
or consent order of or with any Government Authority or arbitrator, that, in the case of each of foregoing CLAUSES (I) and (II), could reasonably be expected to have a Material Adverse Effect.

       (g) The Seller is the legal and beneficial owner of the Pool Receivables and has acquired all of the Originator's right, title and interest in, to and under the Related Security, in each case free and clear of any Adverse Claim, excepting only Permitted Liens; upon each purchase or reinvestment, the Agent (for the benefit of the Secured Parties) shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Participation, in each Pool Receivable then existing or thereafter arising, in the Collections with respect thereto and in the Seller's right, title and interest in, to and under the Related Security and proceeds thereof, free and clear of any Adverse Claim, excepting only Permitted Liens; the Agreement creates a security interest in favor of the Agent (for the benefit of the Secured Parties) in the items described in SECTION 1.2(D), and the Agent (for the benefit of the Secured Parties) has a first priority perfected security interest in such items, free and clear of any Adverse Claims, excepting only Permitted Liens. No effective financing statement or other instrument similar in effect naming AFC or the Seller as debtor or seller and covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Deposit Account is on file in any recording office, except those filed in favor of the Agent (for the benefit of the Secured Parties) relating to the Agreement.

       (h) [Reserved].

       (i) Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Insurer or any Purchaser Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, the Insurer and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

       (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office(s) where the Seller keeps its records concerning the Receivables are located at the address set forth under its signature to this Agreement.

       (k) The names and addresses of all the Deposit Banks, together with the account numbers of the Deposit Accounts of the Seller at such Deposit Banks, are specified in SCHEDULE II to the Agreement (or at such other Deposit Banks and/or with such other Deposit Accounts as have been notified to and consented by the Insurer in accordance with the Agreement).

       (l) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

       (m) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Purchaser, the Insurer, the Agent or any Purchaser Agent.


                                    EX-III-2

       (n) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

       (o) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.

       (p) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, any Participation or from the application of the proceeds therefrom, which constitutes a Termination Event.

       (q) The Seller and the Servicer have complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

       (r) The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

       (s) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent and the Insurer pursuant to PARAGRAPH
(L)(VI) of EXHIBIT IV.

       (t) The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value, 100 shares of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by AFC.

       (u) The Seller has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

       (v) The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       (w) No "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) exists with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Seller nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Seller nor any ERISA Affiliate would become subject to any liability under ERISA if the Seller or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.


                                    EX-III-3

       B. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

       (a) The Servicer is a corporation duly organized and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

       (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Servicer, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or
(4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties, where, in the cases of items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

       (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

       (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

       (e) There is no pending or threatened action or proceeding affecting the Servicer before any Governmental Authority or arbitrator which could have a Material Adverse Effect.

       (f) The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

       (g) the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority or arbitrator, that, could reasonably be expected to have a Material Adverse Effect.

       (h) Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Insurer or any Purchaser Agent in connection with the


                                    EX-III-4

Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, the Insurer and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

       (i) The principal place of business and chief executive office (as such terms are used in the UCC) of the Servicer and the office(s) where the Servicer keeps its records concerning the Receivables are located at the address set forth under its signature to this Agreement or the Backup Servicing Agreement, as applicable.

       (j) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.

       (k) Neither the Servicer nor any Affiliate of the Servicer has any direct or indirect ownership or other financial interest in any Purchaser, the Insurer, the Agent or any Purchaser Agent.

       (l) The Servicer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.









                                    EX-III-5

                                   EXHIBIT IV

                                    COVENANTS

       COVENANTS OF THE SELLER AND THE SERVICER. Until the latest of the Termination Date, the date on which no Investment of or Discount in respect of any Participation shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchasers, the Insurer, the Purchaser Agents, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

       (a) COMPLIANCE WITH LAWS, ETC. Each of the Seller and the Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller or the Servicer to perform its obligations under any related Contract or under the Agreement.

       (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Seller shall provide the Agent and the Insurer with at least 60 days' written notice prior to making any change in the Seller's name or jurisdiction of organization or making any other change in the Seller's identity or corporate structure (including a merger) which could impair or otherwise render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the applicable UCC; each notice to the Agent or the Insurer pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller and Servicer will also maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

       (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Each of the Seller and the Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

       (d) OWNERSHIP INTEREST, ETC. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Aggregate Participation, in the Pool Receivables and the Collections, with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof, and a first priority perfected security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim excepting only Permitted Liens,


                                    EX-IV-1
in favor of the Agent (for the benefit of the Secured Parties), including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent (for the benefit of the Secured Parties) under the Agreement as the Agent and the Insurer may request.

       (e) SALES, LIENS, ETC. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (excepting only Permitted Liens) upon or with respect to, any or all of its right, title or interest in, to or under, any item described in
SECTION 1.2(D) (including without limitation the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this PARAGRAPH
(E).

       (f) EXTENSION OR AMENDMENT OF RECEIVABLES. After the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event or after the Termination Date (or if a Termination Event or Unmatured Termination Event would result therefrom), neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive any term or condition of any related Contract in any material respect.

       (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Neither the Seller nor the Servicer shall make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement. Neither the Seller nor the Servicer shall make any other material change in the Credit and Collection Policy without the prior written consent of the Control Party.

       (h) AUDITS. Each of the Seller and the Servicer shall, from time to time during regular business hours, upon reasonable prior notice as requested by the Agent or the Insurer, permit the Agent or the Control Party, or their agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller and the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's or Servicer's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters; PROVIDED, HOWEVER, that the Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall not be reimbursed for more than two such examinations in any year (including any examinations conducted pursuant to any other Transaction Document but excluding any audit conducted pursuant to Section 4.2(a)) unless (x) a Level One Trigger has occurred and is continuing, in which case the Control Party or the Agent shall be reimbursed for four such examinations per year in addition to any audits conducted pursuant to Section 4.2(a) or (y) a Termination Event, Unmatured Termination Event or Control Party Notice Event has occurred, in which case the Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall be reimbursed for all such examinations. The Control


                                    EX-IV-2

Party agrees to notify the Agent of any such examinations and agrees that the Agent can be present at any such examinations.

       (i) CHANGE IN DEPOSIT BANKS, DEPOSIT ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. Neither the Seller nor the Servicer shall add or terminate any bank as a Deposit Bank or any account as a Deposit Account from those listed in SCHEDULE II to the Agreement without (i) the prior written consent of the Control Party and (ii) in the case of a new Deposit Account and/or Deposit Bank, the applicable Deposit Bank has executed, and the applicable Deposit Account is subject to, a Deposit Account Agreement consented to in writing by the Control Party.

       (j) DEPOSIT ACCOUNTS. Each Deposit Account shall at all times be subject to a Deposit Account Agreement. Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account, the Liquidation Account or the Cash Reserve Account cash or cash proceeds other than Collections of Pool Receivables.

       (k) MARKING OF RECORDS. At its expense, the Seller (or the Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Aggregate Participation related to such Receivables and related Contracts have been sold in accordance with the Agreement.

       (l) REPORTING REQUIREMENTS. The Seller will provide to the Agent, each Purchaser Agent and the Insurer (in multiple copies, if requested by the Agent) (except that with respect to PARAGRAPHS (I), (II), (III) and (IV), the Seller will cause AFC (or, with respect to PARAGRAPH (IV), the Servicer), to provide to the Agent, each Purchaser Agent, the Backup Servicer (in the case of paragraph
(iii)) and the Insurer) the following:

       (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of AFC in a format acceptable to the Agent and the Insurer the consolidating balance sheet of AFC, its consolidated subsidiaries and Seller as of the end of such quarter and statements of income of AFC and its consolidated subsidiaries and income statements of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

       (ii) as soon as available and in any event within 90 days after the end of each fiscal year of AFC, (A) a copy of the annual report for AFC and its consolidated subsidiaries, containing financial statements for such year audited by PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and (B) the consolidating balance sheet of AFC and the income statement of the Seller for such year certified by the chief financial officer of the Seller;


                                    EX-IV-3

       (iii) (a) as soon as available and in any event not later than the Servicer Report Date, a Servicer Report as of the calendar month ended immediately prior to such Servicer Report Date and (b) unless the Control Party (or if the Control Party is the Majority Purchasers, the Agent) has otherwise agreed in writing, a Portfolio Certificate as of each Friday, delivered on the third Business Day of the next calendar week (or as of each Business Day to the extent required by SECTION 4.2(E)). Each Servicer Report shall contain a current list of all branch offices, loan processing offices or other locations at which records and documents relating to the Pool Receivables (including, without limitation, any related Contracts and vehicle certificates of title) (collectively, the "POOL RECEIVABLE DOCUMENTS") are held by the Servicer.

       (iv) as soon as possible and in any event within three days after the occurrence of each Termination Event and Unmatured Termination Event (other than an ADESA Financial Covenant Event, notice of which shall be provided in the applicable Servicer Report), a statement of the chief financial officer of the Seller setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;

       (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files with respect to a Plan under ERISA or the Internal Revenue Code with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Seller or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate in excess of $250,000;

       (vi) at least 60 days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

       (vii) such other information respecting the Receivables, the Related Security (including inventory reports by branch, Obligor, vehicle identification number, and other descriptions sufficient to identify the Related Security) or the condition of operations, financial or otherwise, of the Seller or AFC as the Agent, the Insurer or any Purchaser Agent may from time to time reasonably request;

       (viii) promptly after the Seller obtains knowledge thereof, notice of the commencement of any proceedings instituted by or against any of the Seller, the Servicer or the Originator, as applicable, in any federal, state or local court or before any governmental body or agency, or before any arbitration board, in which the amount involved, in the case of the Servicer or Originator, is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought or any litigation or proceeding relating to any Transaction Document;


                                    EX-IV-4

       (ix) promptly after the occurrence thereof, notice of any event or circumstance that could reasonably be expected to have a Material Adverse Effect;

       (x) notice of any material change to the Credit and Collection Policy or any amendment, waiver, extension, termination or replacement of the ADESA Credit Facility (with a copy thereof) and an execution copy of the underlying credit agreement with respect to the ADESA Credit Facility, in each case, upon execution thereof;

       (xi) as soon as possible and in any event within 30 days after the Seller knows or has reason to know of: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any lien in favor of the Pension Benefit Guaranty Corporation or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Seller or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of any Plan; and

       (xii) as soon as available and in any event upon the earlier to occur of
       (x) 45 days following the end of a fiscal quarter (including the fiscal year end) and (y) the day a compliance certificate is delivered pursuant to Section 5.01(c)(ii) of the ADESA Credit Facility, a compliance certificate setting forth computations in reasonable detail satisfactory to the Control Party demonstrating compliance with the ADESA Financial Covenants.

       (m) SEPARATE CORPORATE EXISTENCE. Each of the Seller and AFC hereby acknowledges that the Purchasers, the Insurer, the Agent and the Purchaser Agents are entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Seller's identity as a legal entity separate from AFC. Therefore, from and after the date hereof, the Seller and AFC shall take all reasonable steps to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of AFC, the Originator and any other Person, and is not a division of AFC or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in PARAGRAPH (A) of this EXHIBIT IV, the Seller and AFC shall take such actions as shall be required in order that:

              (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from the Originator, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

              (ii) Not less than one member of Seller's Board of Directors (the "INDEPENDENT DIRECTORS") shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers


                                    EX-IV-5
       of the Originator or any of its Affiliates. The Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to the Seller (and creditors) and not to the Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of professional relationship with the Originator or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

              (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for Originator or any Affiliate thereof;

              (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided herein in respect of the Servicing Fee. The Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Seller by payment of the Servicing Fee;

              (v) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer. The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and the Originator or any Affiliate thereof which are not reflected in the Servicing Fee. To the extent, if any, that the Seller and the Originator or any Affiliate thereof share items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Originator shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

              (vi) The Seller's operating expenses will not be paid by Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person to reimburse such Person for any such payments;

              (vii) The Seller will have its own separate mailing address and stationery;


                                    EX-IV-6

              (viii) The Seller's books and records will be maintained separately from those of the Originator or any Affiliate thereof;

              (ix) Any financial statements of the Originator or ADESA which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller's accounts receivable;

              (x) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Originator and any Affiliate thereof;

              (xi) The Seller will strictly observe corporate formalities in its dealings with the Originator and any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Originator or any Affiliate thereof. The Seller shall not maintain joint bank accounts or other depository accounts to which the Originator or any Affiliate thereof (other than AFC in its capacity as Servicer) has independent access and shall not pool any of the Seller's funds at any time with any funds of the Originator or any Affiliate thereof;

              (xii) The Seller shall pay to the Originator the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Originator or any Affiliate thereof (other than the Seller); and

              (xiii) The Seller will maintain arm's length relationships with the Originator and any Affiliate thereof. The Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services. Neither the Seller nor the Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

       (n) MERGERS, ACQUISITIONS, SALES, ETC.

              (i) The Seller shall not:

                     (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

                     (B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred


                                    EX-IV-7
              purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

                           (C) create any direct or indirect Subsidiary or
                  otherwise acquire direct or indirect ownership of any equity interests in any other Person.

       (o) RESTRICTED PAYMENTS.


              (i) GENERAL RESTRICTION. Except in accordance with SUBPARAGRAPH
       (II), the Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from the Originator. Actions of the type described in this CLAUSE (I) are herein collectively called "RESTRICTED PAYMENTS".

              (ii) TYPES OF PERMITTED PAYMENTS. Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originator and only in one or more of the following ways:

                     (A) Seller may make cash payments (including prepayments)
              on the Company Note in accordance with its terms; and

                     (B) if no amounts are then outstanding under the Company
              Note, the Seller may declare and pay Dividends.

              (iii) SPECIFIC RESTRICTIONS. The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Section 1.4(b). Furthermore, the Seller shall not pay, make or declare:

                     (A) [*]; or

                     (B) [*]

       (p) USE OF SELLER'S SHARE OF COLLECTIONS. Subject to CLAUSE (O) above, the Seller shall apply its share of Collections to make payments in the following order of priority: FIRST, the payment of its expenses (including, without limitation, the obligations payable to Purchasers, the Affected Persons, the Agent, the Insurer, the Purchaser Agents and the Agent under the Transaction Documents), SECOND, the payment of accrued and unpaid interest on the Company Note, THIRD, the payment of the outstanding principal amount of the Company Note, and FOURTH, other legal and valid corporate purposes permitted by the Agreement.

       (q) AMENDMENTS TO CERTAIN DOCUMENTS.

              (i) The Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, the Company Note, any other document executed under the Purchase and Sale Agreement, the Deposit Account Agreements, the Backup Servicing Agreement, the Backup Servicing Fee Letter or the Seller's articles of incorporation or by-laws, except (A) in accordance with the terms of


                                    EX-IV-8
       such document, instrument or agreement and (B) with the prior written consent of the Control Party (or if the Control Party is the Majority Purchasers, the Agent).

              (ii) The Originator shall not enter into or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

       (r) INCURRENCE OF INDEBTEDNESS. The Seller shall not (i) create, incur or permit to exist, any Debt or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for Debt incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

       (s) LOT CHECKS. The Seller shall, or shall cause the Originator to, conduct Lot Checks of the Obligors according to the Originator's customary practices or such more frequent intervals as may reasonably be requested by the Control Party (or if the Control Party is the Majority Purchasers, the Agent).

       (t) BYRIDER. [*]



                                    EX-IV-9

                                    EXHIBIT V

                               TERMINATION EVENTS

       Each of the following shall be a "Termination Event":

       (a) Any Person which is the Servicer shall fail to (1) make when due any payment or deposit to be made by it under the Agreement or any other Transaction Document or (2) set aside or allocate all accrued and unpaid Premium, Program Fee, Discount or Servicing Fee in accordance with SECTION 1.4(B) and in each case, such failure shall remain unremedied for two Business Days after the earlier of (i) the Servicer's knowledge of such failure and (ii) notice to the Servicer of such failure; or

       (b) The Seller shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Seller then has with respect to the servicing of the Pool Receivables, or (ii) to make any payment required under the Agreement or any other Transaction Document, and in either case such failure shall remain unremedied for two Business Days after notice or discovery thereof; or

       (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any information or report delivered by the Seller or the Servicer pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect, incomplete (with respect to such information or report delivered) or untrue in any material respect when made or deemed made or delivered; PROVIDED, HOWEVER, if the violation of this PARAGRAPH (C) by the Seller or the Servicer may be cured without any potential or actual detriment to any Purchaser, the Agent, any Purchaser Agent, the Insurer, the Backup Servicer or any Program Support Provider, the Seller or the Servicer, as applicable, shall have 30 days from the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure to so cure any such violation before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure; or

       (d) The Seller or the Servicer shall fail to perform or observe any other material term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure (or, with respect to a failure to deliver the Servicer Report or the Portfolio Certificate pursuant to the Agreement, such failure shall remain unremedied for five days); or

       (e) (i) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt of either the Seller, AFC or ADESA or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Debt if the effect of such default is to accelerate the maturity of any such Debt, and, in the case of either CLAUSE (I) or CLAUSE (II), the Debt with respect to which non-payment and/or non-performance shall have occurred exceeds, at any point in time, with respect to the Seller or AFC, $1,000,000 in the aggregate for all such occurrences or, with respect to ADESA, $10,000,000, in the aggregate for all such occurrences; or


                                     EX-V-1

       (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Aggregate Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Aggregate Participation in each Pool Receivable and the Collections with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof, free and clear of any Adverse Claim, excepting only Permitted Liens or (ii) cease to create with respect to the items described in SECTION 1.2(D), or the interest of the Agent (for the benefit of the Secured Parties) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim, excepting only Permitted Liens; or

       (g) The Originator, ADESA, ALLETE or Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator, ADESA, ALLETE or Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator, ADESA, ALLETE or Seller shall take any corporate action to authorize any of the actions set forth above in this PARAGRAPH (G); or

       (h) As of the last day of any calendar month, the arithmetic average of the Default Ratios for the most recent three calendar months shall exceed [*]; or

       (i) As of the last day of any calendar month, the arithmetic average of the Delinquency Ratios for the most recent three calendar months shall exceed [*]; or

       (j) The Net Spread shall be [*]; or

       (k) At any time the aggregate of all Participations exceeds 100% and such condition shall continue unremedied for five days after any date any Servicer Report or Portfolio Certificate is required to be delivered; or

       (l) A Change in Control shall occur; or

       (m) (i) Any "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in


                                     EX-V-2
the termination of such Plan for purposes of Title IV of ERISA, (iii) the Seller or any ERISA Affiliate shall, or in the reasonable opinion of the Control Party, is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (iv) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Seller or any ERISA Affiliate and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or perfect a lien under
Section 302(f) of ERISA with regard to any of the assets of Seller or any ERISA Affiliate, or (v) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in CLAUSES (I), (II), (III), (IV) and (V) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Seller or an ERISA Affiliate in excess of $10,000,000; or

       (n) The Tangible Net Worth of the Seller shall be less than [*]; or

                  (o) Any material adverse change shall occur in the reasonable business judgment of the Control Party (or if the Control Party is the Majority Purchasers, the Agent and the Majority Purchasers) in the collectibility of the Receivables or the business, operations, property or financial condition of the Originator or the Seller; or

       (p) Any Purchase and Sale Termination Event (as defined in the Purchase and Sale Agreement) shall occur (whether or not waived by the Seller); or

       (q) The Performance Guaranty shall cease to be in full force and effect with respect to ADESA, ADESA shall fail to comply with or perform any provision of the Performance Guaranty, or ADESA (or any Person by, through or on behalf of ADESA) shall contest in any manner the validity, binding nature or enforceability of the Performance Guaranty with respect to ADESA; or

       (r) the sum of all of AFC's Debt (including intercompany loans between AFC and ALLETE and between AFC and ADESA but excluding any guarantee of ADESA's Debt under the ADESA Credit Facility), plus the Investment of the Aggregate Participation, plus the outstanding balance of any other recourse or non-recourse transactions exceeds [*]; or

       (s) An Insurer Default has occurred and is continuing; or

       (t) Funds have been advanced by the Insurer under the Policy; or

       (u) The aggregate Outstanding Balances of Eligible Receivables then in the Receivables Pool shall be less than $100,000,000; or

       (v) The amount on deposit in the Cash Reserve Account shall at any time fail to equal or exceed the Cash Reserve for a period of [*]; or

       (w) (i) any of the Originator, the Seller or the Servicer shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the


                                     EX-V-3
parties to any of the Transaction Documents or any property thereof shall find or rule that any material provisions of any of the Transaction Documents is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run; or

       (x) (i) no Backup Servicer reasonably acceptable to the Agent and the Insurer shall have been appointed pursuant to a Backup Servicing Agreement prior to the date on which ALLETE ceases to own, directly or indirectly, at least 80% of the outstanding voting stock of ADESA and/or AFC, or (ii) at any time after the initial appointment of a Backup Servicer, such Backup Servicer shall resign or be terminated and no successor Backup Servicer reasonably acceptable to the Agent and the Insurer shall have been appointed pursuant to a replacement Backup Servicing Agreement within 90 days of such resignation or termination; unless, in either case (i) or (ii), on or prior to the first day on which a Backup Servicer is required to be appointed pursuant to this PARAGRAPH (X), ADESA's senior unsecured debt shall be rated at least "BBB-" by S&P and "Baa3" by Moody's; PROVIDED, that a Termination Event shall be deemed to occur if no Backup Servicer reasonably acceptable to the Agent and the Insurer shall have been appointed within 90 days following any subsequent withdrawal, suspension or downgrade of such senior unsecured debt ratings of ADESA below "BBB-" by S&P or below "Baa3" by Moody's or, if the applicable rating is "BBB-" by S&P or "Baa3" by Moody's, the placement of such ratings on credit watch or similar notation); or

       (y) The occurrence of an ADESA Financial Covenant Termination Event.









                                     EX-V-4

                                   EXHIBIT VI

                              PORTFOLIO CERTIFICATE















                                     EX-VI-1

                                   EXHIBIT VII

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

       In addition to the representations, warranties and covenants contained in the Agreement, to induce Purchasers and Agent to enter into the Agreement and, in the case of Purchasers, to purchase the Participation hereunder, the Seller hereby represents, warrants and covenants to Agent and the Purchasers as to itself as follows on the Closing Date and on the date of each purchase and reinvestment in the Participation thereafter:

                                     GENERAL

       1. The Agreement creates a valid and continuing security interest (as defined in the Indiana UCC) in the Receivables in favor of the Agent, for the benefit of the Secured Parties, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

       2. The Receivables constitute "accounts," "payment intangibles," "general intangibles," "instruments" or "tangible chattel paper," within the meaning of the Indiana UCC.

       3. The Cash Reserve Account, the Deposit Account and the Liquidation Account and all subaccounts of such accounts, constitute either a "deposit account" or a "securities account" within the meaning of the Indiana UCC.

       4. Originator has perfected its security interest against the Obligors in the property securing the Receivables (to the extent that a security interest in such property can be perfected by the filing of a financing statement).

                                    CREATION

       5. The Seller owns and has good and marketable title to the Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only Permitted Liens.

       6. Originator has received all consents and approvals to the sale of the Receivables hereunder to the Seller required by the terms of the Receivables that constitute instruments or payment intangibles.

                                   PERFECTION

       7. Each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from Originator to the Seller pursuant to the Purchase and Sale Agreement and the security interest therein granted by the Seller to the Agent, for the benefit of the Secured Parties, hereunder; and Originator has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement to the effect that: A


                                    EX-VII-1
purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.

       8. With respect to Receivables that constitute an instrument or tangible chattel paper:

       Such instruments or tangible chattel paper is in the possession of the Servicer and the Agent has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Agent, on behalf of the Secured Parties, and each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law, and all financing statements referred to in this paragraph contain a statement to the effect that: A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.

       9. With respect to the Cash Reserve Account, the Deposit Account and the Liquidation Account and all subaccounts of such accounts that constitute deposit accounts, either:

       (i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, directing disposition of the funds in such accounts without further consent by the Seller; or

       (ii) The Seller has taken all steps necessary to cause the Agent, on behalf of the Secured Parties, to become the account holder of such accounts.

       10. With respect to the Cash Reserve Account, the Deposit Account and the Liquidation Account or subaccounts of such accounts that constitute "securities accounts" or "securities entitlements" within the meaning of the Indiana UCC:

       (i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, relating to such account without further consent by the Seller; or

       (ii) The Seller has taken all steps necessary to cause the securities intermediary to identify in its records the Agent, for the benefit of the Secured Parties, as the person having a security entitlement against the securities intermediary in each of such accounts.


                                    EX-VII-2

                                    PRIORITY

       11. Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement and the security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement, neither the Seller nor the Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Cash Reserve Account, the Deposit Account, the Liquidation Account or any subaccount of such accounts. Neither the Seller nor the Originator has authorized the filing of, or is aware of any financing statements against the Seller or the Originator that include a description of collateral covering the Receivables or the Cash Reserve Account, the Deposit Account, the Liquidation Account or any subaccount of such accounts other than any financing statement relating to the security interest granted to the Agent, for the benefit of the Secured Parties, hereunder or that has been terminated.

       12. Neither the Seller nor the Originator is aware of any judgment, ERISA or tax lien filings against either the Seller or the Originator.

       13. None of the instruments or tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Agent, for the benefit of the Secured Parties.

       14. Neither the Cash Reserve Account, the Deposit Account, the Liquidation Account nor any subaccount of such accounts are in the name of any person other than the Seller or the Agent, on behalf of the Secured Parties. The Seller has not consented to the securities intermediary of any such account to comply with entitlement orders of any person other than the Agent, on behalf of the Secured Parties.

       15. SURVIVAL OF PERFECTION REPRESENTATIONS. Notwithstanding any other provision of the Agreement or any other Transaction Document, the Perfection Representations contained in this Exhibit VII shall be continuing, and remain in full force and effect (notwithstanding any termination of the commitments or any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as Investments and all other obligations under the Agreement have been finally and fully paid and performed.

       16. NO WAIVER. The parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

       17. SERVICER TO MAINTAIN PERFECTION AND PRIORITY. The Servicer covenants that, in order to evidence the interests of the Agent, on behalf of the Secured Parties, under this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable including, without limitation, such actions as are


                                    EX-VII-3
requested by the Agent, on behalf of the Secured Parties, to maintain and perfect, as a first priority interest (subject only to Permitted Liens), the Agent's, on behalf of the Secured Parties', security interest in the Receivables and Collections with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof. Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent, on behalf of the Secured Parties, for the Agent, on behalf of the Secured Parties, to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent's, on behalf of the Secured Parties', security interest in the Receivables and Collections with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof as a first-priority interest (subject only to Permitted Liens) (each a "Filing"). Servicer shall present each such Filing to the Agent, on behalf of the Secured Parties, together with (x) an opinion of counsel as to perfection and such other matters as the Control Party (or if the Control Party is the Majority Purchasers, the Agent) may reasonably request with respect to such Filing, and
(y) a form of authorization for the Agent's, on behalf of the Secured Parties' signature. Upon receipt of such opinion of counsel and form of authorization, the Agent, on behalf of the Secured Parties, shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of Originator, the Seller, or the Agent, on behalf of the Secured Parties where allowed by applicable law. Notwithstanding anything else in the Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Agent, on behalf of the Secured Parties, in accordance with this paragraph (17).









                                    EX-VII-4

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY









                                    SCH-I-1

                                   SCHEDULE II

                       DEPOSIT BANKS AND DEPOSIT ACCOUNTS

DEPOSIT BANK                                                              DEPOSIT ACCOUNT
------------                                                              ---------------
[*]




                                    SCH-II-1

                                  SCHEDULE III

                                   TRADE NAMES

                                      None






                                   SCH-III-1

                                   SCHEDULE IV

                               ELIGIBLE CONTRACTS







                                    SCH-IV-1

                                   SCHEDULE V

                                   TAX MATTERS

                                      None.







                                    SCH-V-1

                                   SCHEDULE VI

                        COMPETITOR FINANCIAL INSTITUTIONS

[*]




                                    SCH-VI-1

                                     ANNEX A

                             FORM OF PURCHASE NOTICE

                                     ANNEX B

                             FORM OF SERVICER REPORT

                            [NEW FORM TO BE PROVIDED]

                                     ANNEX C

                            FORM OF JOINDER AGREEMENT